Exhibit 4.1

EXECUTION VERSION

FOURTH AMENDED AND RESTATED MASTER EXCHANGE AGREEMENT

dated as of June 30, 2016

among

THE HERTZ CORPORATION,
as a Legal Entity and Exchangor,

HERTZ VEHICLE FINANCING LLC,
as a Legal Entity and Exchangor,

HERTZ GENERAL INTEREST LLC,
as a Legal Entity and Exchangor

HERTZ CAR SALES LLC,
as a Legal Entity and Exchangor

HERTZ CAR EXCHANGE INC.,
as Qualified Intermediary

and

DB SERVICES AMERICAS, INC.,
as Owner

Table of Contents
(continued)

Table of Contents
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This FOURTH AMENDED AND RESTATED MASTER EXCHANGE AGREEMENT (as may be amended, restated or otherwise modified in accordance with the terms hereof, this “Agreement”) is entered into as of June 30, 2016, by and among, HERTZ CAR EXCHANGE INC., a Delaware corporation (the “QI”), DB SERVICES AMERICAS, INC., a Delaware limited liability company (“DB Services”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF”), HERTZ GENERAL INTEREST LLC, a Delaware limited liability company (“HGI”) and HERTZ CAR SALES LLC (“HCS”), a Delaware limited liability company.

W I T N E S S E T H :

WHEREAS, the QI, DB Services, Hertz, HVF and HGI entered into a Third Amended and Restated Master Exchange Agreement dated as of November 25, 2013 (as amended prior to the date hereof, the “Prior Agreement”);

WHEREAS, the QI, DB Services, Hertz, HVF, HGI and HCS desire to amend and restate the Prior Agreement in its entirety as set forth herein;

WHEREAS, HVF, HGI and HCS are single member limited liability companies, solely owned by Hertz, and therefore disregarded entities for purposes of the Code and the Treasury Regulations;

WHEREAS, each action taken by a Legal Entity in its individual capacity pursuant to this Agreement shall, for purposes of the Code and the Treasury Regulations, have been taken by Exchangor;

WHEREAS, Exchangor desires to exchange certain Vehicles that are held for productive use in its trade or business and that constitute Relinquished Property for other vehicles to be held for productive use in its trade or business that are like-kind to the Relinquished Property;

WHEREAS, the Relinquished Property will be sold to various buyers (each a “Buyer”) from time to time, including Manufacturers and purchasers at auctions;

WHEREAS, the Replacement Property as they are purchased from time to time will be purchased from various sellers (each a “Seller”);

WHEREAS, it is the intention of the parties that each Exchange of Relinquished Property for Replacement Property, and the transactions related thereto, be effectuated pursuant to the terms of this Agreement;

WHEREAS, Exchangor and the QI desire and intend that the Exchanges accomplished by Exchangor and the QI under this Agreement (the “LKE Program”) satisfy the requirements of a “like kind exchange program” pursuant to Section 3.02 of Revenue Procedure 2003-39;

WHEREAS, Exchangor desires to effectuate each Exchange in a manner that will qualify as a like-kind exchange within the meaning of Section 1031 of the Code and the treasury regulations (the “Treasury Regulations”) promulgated thereunder (and any applicable corresponding provisions of state tax legislation) pursuant to one or more of the “safe harbors” described in Section 1.1031(k)-1(g) of the Treasury Regulations, and Revenue Procedure 2003-39;

WHEREAS, the QI is willing to act as a “qualified intermediary” within the meaning of Section 1031 of the Code and Section 1.1031(k)-1(g)(4) of the Treasury Regulations (such entity, a “Qualified Intermediary”) in order to facilitate Exchanges of Relinquished Property for Replacement Property;

WHEREAS, it is the intention of the parties to maintain Joint Collection Accounts, Exchange Accounts and Joint Disbursement Accounts so that for purposes of the Treasury Regulations Exchangor is not determined to be in actual or constructive receipt of proceeds (including any earnings thereon) from the disposition of any Relinquished Property;

WHEREAS, Exchangor and the QI desire and intend this Agreement to satisfy the requirement of a written agreement referred to in Section 1.1031(k)-1(g)(4)(iii)(B) of the Treasury Regulations with respect to the applicable Relinquished Property and the applicable Replacement Property;

WHEREAS, each Legal Entity will continue to comply with its obligations under the Related Documents to which it is a party;

WHEREAS, the Collection Account has been established in the name of, and under the control of a Trustee, which Trustee is unrelated to Exchangor, and shall be maintained solely for the benefit of the Noteholders;

WHEREAS, one or more Segregated Collection Accounts in the name of, and under the control of a Trustee, which Trustee is unrelated to Exchangor, and shall each be established and maintained solely for the benefit of the Segregated Series Noteholders; and

WHEREAS, Relinquished Property Proceeds transferred to a Collection Account or a Segregated Collection Account shall be applied by the Trustee solely for the repayment of liabilities of Relinquished Property Subject to Liabilities that are required to be paid with such Relinquished Property Proceeds;

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, each Legal Entity and the QI hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.                                   Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in Schedule I to the Base Indenture; provided that, if any such capitalized term is defined in the Base Indenture, but has a corresponding

Segregated Series-specific definition set forth in the related Segregated Series Supplement, the capitalized term set forth herein shall have the meaning of the corresponding Segregated Series-specific definition set forth in the applicable Segregated Series Supplement in all contexts relating to the HVF Segregated Vehicles, HVF Segregated Vehicle Collateral or other Series-Specific Collateral with respect to such Segregated Series; provided further that, if any capitalized term is defined in each of the Base Indenture and the HGI Lease, the definition of such capitalized term set forth in the HGI Lease shall apply in all contexts relating to the HGI Vehicles and HGI Vehicle Collateral.  The following terms used in this Agreement shall have the following meanings, unless otherwise expressly provided herein:

“Accounts” shall mean any Exchange Account, any Joint Collection Account or any Joint Disbursement Account, as the context requires.

“Accession Agreement” has the meaning specified in Section 6.10(d).

“Additional Subsidies” means funds deposited in or held in any Account other than funds that currently constitute Relinquished Property Proceeds.

“Affiliate Issuer Series of Notes” means a series of notes issued by an Affiliate Issuer that is secured by any Segregated Series of Notes.

“Agreement” has the meaning set forth in the Preamble hereto.

“Asset Class” means a separate grouping of assets consisting solely of items of Tangible Personal Property all of which are either “like class” or “like kind” within the meaning of Treasury Regulations §1.1031(a)-2.

“Assignment Agreement” means any agreement with respect to each Manufacturer and its Manufacturer Program, among any Exchangors party to such Manufacturer Program and the Collateral Agent and acknowledged by such Manufacturer, assigning to the Collateral Agent such Exchangor’s rights, title and interest in such Manufacturer Program.

“Automated Clearing House” means a facility that processes debit and credit transactions under rules established by a Federal Reserve Bank operating circular on automated clearing house items or under rules of an automated clearing house association.

“Base Indenture” means the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013, between HVF and The Bank of New York Mellon, N.A., as trustee.

“Business” means the Exchangor’s business operations, including the leasing of Tangible Personal Property.

“Business Day” means any day except a Saturday, Sunday or legal holiday on which the offices of the Trustee, any Legal Entity, the QI or, with respect to any matter involving any Account, the Escrow Agent (or any successor thereto) are not open for business.

“Buyer” has the meaning specified in the Recitals hereto.

“Code” means the Internal Revenue Code of 1986.

“Collateral Agency Agreement” means the Fourth Amended and Restated Collateral Agency Agreement, dated as of the date hereof, among HVF, HGI, Hertz and the Trustee.

“Deemed Identification Procedures” means the procedures pursuant to the last sentence of Section 1.1031(k)-1(c)(1) of the Treasury Regulations and Section 4.02 of Rev. Proc. 2003-39 by which one or more Replacement Properties acquired by the Exchangor during the Identification Period for an Exchange are deemed to have satisfied the requirement of Section 1031(a)(3) of the Code regarding replacement property identification.

“Disbursement Occurrence” has the meaning specified in Section 4.07.

“Disqualified Person” has the meaning specified in Section 6.01(k).

“Electronic Funds Transfer” means any funds transfer initiated by an electronic instruction, including any funds transfer via the Automated Clearing House system, any wire transfer via the Federal Reserve System and any funds transfer recorded on the books and records of the banking institution maintaining the relevant accounts.

“Escrow Accounts” means the “Escrow Accounts” under and as defined in the Escrow Agreement.

“Escrow Agent” means the “Escrow Agent” under and as defined in the Escrow Agreement.

“Escrow Agreement” means that certain Fourth Amended and Restated Escrow Agreement, dated as of the date hereof, by and among the Escrow Agent, each Legal Entity and the QI, pursuant to which one or more Exchange Accounts and Joint Disbursement Accounts shall be maintained as escrow accounts on behalf of the Legal Entities and any replacement of such agreement.

“Event of Default” has the meaning set forth in the Sidecar Credit Agreement.

“Exchange” means each of a series of transactions pursuant to this Agreement, as determined by the Exchangor, consisting of (i) a transfer or transfers of one or more Relinquished Properties to one or more Buyers by the Exchangor (through the QI), (ii) the subsequent related acquisition or acquisitions of one or more Identified Replacement Properties from one or more Sellers by the Exchangor (through the QI), and (iii) the matching of such Relinquished Properties with such Identified Replacement Properties by the Exchangor in order to create a separate and distinct exchange either (a) as described in the Safe Harbor of Section 4.01 of Rev. Proc. 2003-39 or (b) as otherwise permitted by Code Section 1031 and the applicable Treasury Regulations.

“Exchange Account” means any account established by the QI pursuant to the Escrow Agreement and (a) in the case of any HVF Exchange Account, maintained by the Trustee, in the joint name of the QI and the Trustee pursuant to Section 5A.1 of the Base

Indenture or (b) in the case of any HVF Segregated Exchange Account relating to a particular Segregated Series of Notes, maintained by the Trustee, in the joint name of the QI and the Trustee pursuant to such Segregated Series Supplement, that (1) is used to receive Relinquished Property Proceeds and any Additional Subsidies and (2) is used to provide such funds to another Exchange Account or a Joint Disbursement Account.

“Exchange Period” means, with respect to the Relinquished Property transferred in an Exchange, the period beginning on the date such Relinquished Property is transferred to the QI and ending at midnight (New York City time) on the earlier of (a) the one hundred eightieth (180th) calendar day thereafter (irrespective of whether such day is a weekend day or a holiday) or (b) the due date (including extensions) for Exchangor’s U.S. federal income tax return for the year in which the transfer of the Relinquished Property takes place.

“Exchangor” means Hertz, HVF, HGI and HCS, collectively, which are treated as a single taxpayer for purposes of the Code and the Treasury Regulations.

“Financing Document” means the documentation pursuant to which any Person extends financing or other financial accommodations to any Legal Entity, or any special purpose subsidiary of any Legal Entity, including any loan agreement, note, indenture or other instrument or agreement.

“Financing Document Additional Subsidies” has the meaning specified in Section 4.02(a).

“Financing Document Relinquished Property Proceeds” has the meaning specified in Section 4.02(a).

“Funds Netting” means (i) with respect to any Relinquished Property the netting of an amount owed by a Legal Entity to the Buyer against the purchase price due to such Legal Entity for such Relinquished Property, or (ii) with respect to any Replacement Property, the netting of any funds owed by the Seller to a Legal Entity against the purchase price due to the Seller from such Legal Entity for such Replacement Property in each case pursuant to the Safe Harbor of Section 5.03 of Rev. Proc. 2003-39.

“HCS” has the meaning specified in the Preamble.

“HCS Exchange Account” means any Exchange Account that (a) receives funds from a Joint Collection Account or another Exchange Account relating to Relinquished Property Proceeds from a Vehicle that was owned by HCS in the circumstances described in Section 4.02(a) and (b) may receive funds from an HVF Exchange Account, an HGI Exchange Account or a Hertz Exchange Account in the circumstances described in Section 4.02(a).

“Hertz” has the meaning specified in the Preamble.

“Hertz Exchange Account” means any Exchange Account that receives funds from a Joint Collection Account or another Exchange Account relating to Relinquished Property Proceeds from a Vehicle that was owned by Hertz in the circumstances described in Section 4.02(a).

“HGI” has the meaning specified in the Preamble.

“HGI Exchange Account” means any Exchange Account that (a) receives funds from a Joint Collection Account or another Exchange Account relating to Relinquished Property Proceeds from a Vehicle that was owned by HGI in the circumstances described in Section 4.02(a) and (b) may receive funds from an HVF Exchange Account, an HCS Exchange Account or a Hertz Exchange Account in the circumstances described in Section 4.02(a).

“HVF” has the meaning specified in the Preamble.

“HVF Exchange Account” means any Exchange Account that receives funds from a Joint Collection Account or another Exchange Account relating to Relinquished Property Proceeds from an HVF Vehicle in the circumstances described in Section 4.02(a).

“HVF Segregated Exchange Account” means any Exchange Account that receives funds from a Joint Collection Account or another Exchange Account relating to Relinquished Property Proceeds from an HVF Segregated Vehicle that was pledged as Series-Specific Collateral for a particular Segregated Series in the circumstances described in Section 4.02(a); provided that, unless otherwise specified in the applicable Segregated Series Supplement, each HVF Segregated Exchange Account shall receive funds relating solely to the Series-Specific Collateral for such Segregated Series.

“Identification Period” means with respect to each Exchange, the period beginning on the date Exchangor transfers the first Relinquished Property for such Exchange and ending at midnight on the 45th calendar day thereafter (irrespective of whether such day is a weekend day or holiday), all as provided in Code Section 1031 of the Code and Section 1.101(k)-1(b)(2) of the Treasury Regulations.

“Identified Replacement Property” means Replacement Property that has been identified and designated as Replacement Property with respect to Relinquished Property pursuant to Section 3.01, provided such identification has not been revoked pursuant to Section 3.04.

“Independent Director” means a Person who is not, and during the previous five years was not (i) a stockholder, member, partner, director, officer, employee, affiliate, associate, creditor or independent contractor of Owner or any of its affiliates or associates (excluding, however, any service provided by a Person engaged as an “independent” manager or director, as the case may be) or (ii) a Person owning directly or beneficially any outstanding shares of common stock of Owner or any of its affiliates, or a stockholder, director, officer, employee, affiliate, associate, creditor or independent contractor of such beneficial owner or any of such beneficial owner’s affiliates or associates, or (iii) a member of the immediate family of any Person described above.

“Joint Collection Account” means any account maintained by the Collateral Agent, in the joint name of the QI and the Collateral Agent (as a Collateral Account) pursuant to Section 2.5(a) of the Collateral Agency Agreement and that is used for one or more of (1) the deposit of proceeds collected from Buyers and other purchasers of the Tangible Personal Property of Hertz, HVF, HGI and/or HCS, (2) the identification and subsequent separation of the portion of such funds that are Relinquished Property Proceeds from the portion of such funds that are Non-Qualified Funds, and (3) the deposit of any Additional Subsidies as Exchangor may direct.

“Joint Disbursement Account” means an account qualifying within the definition of “Joint Accounts” as described in Section 5.02 of Revenue Procedure 2003-39 (1) that is used to receive Relinquished Property Proceeds from an Exchange Account and any Additional Subsidies from whatever source, and (2) which may be used to disburse Relinquished Property Proceeds and Additional Subsidies in order to acquire Replacement Property and to disburse Additional Subsidies to make Non-LKE Disbursements.

“Legal Entity” means each of Hertz, HVF, HGI or HCS, individually.

“Licensed Trademark” has the meaning specified in Section 6.11.

“Licensed Services” has the meaning specified in Section 6.11.

“LKE 2.02 Trigger Event” has the meaning specified, with respect to any Segregated Series, in the Series Supplement with respect to such Segregated Series.

“LKE 3.01 Trigger Event” has the meaning specified, with respect to any Segregated Series, in the Series Supplement with respect to such Segregated Series.

“LKE 3.04 Trigger Event” has the meaning specified, with respect to any Segregated Series, in the Series Supplement with respect to such Segregated Series.

“LKE 7.01 Trigger Event” has the meaning specified, with respect to any Segregated Series, in the Series Supplement with respect to such Segregated Series.

“LKE Program” has the meaning set forth in the Recitals.

“Material Action” means any action described in clauses (i) through (iii) of Section 8(a) of the QI’s certificate of incorporation.

“Non-LKE Disbursements” shall mean disbursements for items other than the acquisition of Replacement Property (including the acquisition of non-Replacement Property and any fees, expenses or other costs required to be paid pursuant to Section 7.02) that are funded solely with Additional Subsidies.

“Non-Qualified Funds” shall mean all amounts that are deposited into the Joint Collection Accounts that are not Relinquished Property Proceeds.

“Owner” shall mean DB Services Americas, Inc., or any other entity that acquires all of the issued and outstanding shares of the QI pursuant to Section 6.10.

“Program Vehicle” shall mean a Vehicle eligible under, and subject to, a Manufacturer Program.

“Qualified Earnings” shall mean, with respect to any Relinquished Property, the earnings received on the Relinquished Property Proceeds from such Relinquished Property that have been held in an Escrow Account for a period not exceeding the Exchange Period for such Relinquished Property.

“Qualified Intermediary” has the meaning specified in the Recitals.

“QI” has the meaning specified in the Preamble.

“QI Indemnitee” has the meaning specified in Section 5.02(a).

“QI Nonconsolidation Opinion” means an Opinion of Counsel to the effect that, subject to certain facts, assumptions and qualifications, in the event DB Services Americas, Inc. (or any entity that is a successor to DB Services Americas, Inc. as the immediate parent of the QI) becomes a debtor in a voluntary or involuntary case under Title 11 of the United States Code, the court having jurisdiction over such a case would not order the substantive consolidation of the QI with DB Services Americas, Inc. (or any entity that is a successor to DB Services Americas, Inc. as the immediate parent of the QI) in such case.

“QI Parent Downgrade Event” shall mean the occurrence of either of the following as of any date of determination:

(a)         both (i) Deutsche Bank AG (or any entity that is a successor to Deutsche Bank AG as the ultimate parent of the QI) shall have a short-term credit rating of below “P-1” from Moody’s (or no short-term credit rating from Moody’s) as of such date or a long-term credit rating of below “A1” from Moody’s, in each case as of such date, and in any such case the same continues for 45 days, and (ii) Deutsche Bank AG (or any entity that is a successor to Deutsche Bank AG as the ultimate parent of the QI) shall have a long-term credit rating of at least “Baa3” from Moody’s as of such date, and the Trustee shall not have received a QI Nonconsolidation Opinion on or prior to the end of the 45 day period specified in the preceding clause (i); or

(b)         if Deutsche Bank AG (or any entity that is a successor to Deutsche Bank AG as the ultimate parent of the QI) shall have a long-term credit rating of below “Baa3” from Moody’s as of such date.

“QI Sale” has the meaning specified in Section 6.10(a).

“Pending Exchange” has the meaning specified in Section 7.01(a)(iv).

“Related Property” means in respect of each Financing Document and the related Financing Party, Relinquished Property and the related Relinquished Property Proceeds that, directly or indirectly, secure the obligations of an Exchangor to such Financing Party under or in connection with such Financing Document.

“Relinquished Property(ies)” means certain items of Tangible Personal Property qualifying as “relinquished property” (within the meaning of Section 1.1031(k)-1(a) of the Treasury Regulations) for an Exchange hereunder.

“Relinquished Property Agreement” shall mean any agreement relating to the sale or other disposition of Relinquished Property, including but not limited to each Manufacturer Program relating to Relinquished Property of a Legal Entity, each agreement arising from the exercise by a Legal Entity of its right to sell a Vehicle that is Relinquished Property to a Manufacturer pursuant to the terms of its Manufacturer Program and each agreement by a Legal Entity to sell a Vehicle that is Relinquished Property to any third party other than pursuant to a Manufacturer Program.

“Relinquished Property Proceeds” shall mean, funds derived from or otherwise attributable to the transfer of Relinquished Property, including any Qualified Earnings thereon.

“Relinquished Property Subject to Liabilities” means any Relinquished Property that is subject to (i) a requirement or obligation that debt or other financial accommodations must be repaid as a result of such Relinquished Property being transferred or (ii) a requirement that the sale proceeds from the disposition of such Relinquished Property be applied in whole or in part to satisfy the debt or other financial accommodations.

“Replacement Property” means certain vehicles that are like-kind, as defined in Sections 1.1031(a)-1(b) and 1.1031(a)-2 of the Treasury Regulations, to the Relinquished Property and held for productive use, as described in Section 1.1031(a)-1 of the Treasury Regulations, in connection with Exchangor’s business operations and qualifying as “replacement property” within the meaning of Section 1.1031(k)-1(a) of the Treasury Regulations.

“Replacement Property Acquisition Cost” means, with respect to a Replacement Property, the amount of consideration required to be paid to the Seller of such Replacement Property under any related Replacement Property Agreement.

“Replacement Property Agreement” means any agreement relating to the acquisition of Replacement Property.

“Replacement Property Debt” means indebtedness of a Seller which Exchangor assumes, or takes subject to, in connection with the acquisition of a Replacement Property.

“Rights” means (1) with respect to any Relinquished Property, each Legal Entity’s rights in a Relinquished Property Agreement (but not its obligations thereunder), as defined in Treasury Regulations Section 1.1031(k)-1(g)(4)(iv) and (v), including the rights to transfer such Relinquished Property and (2) with respect to any Replacement Property, each Legal Entity’s rights in a Replacement Property Agreement (but not its obligations thereunder), as defined in Treasury Regulations Section 1.1031(k)-1(g)(4)(iv) and (v), including the rights to acquire such Replacement Property.

“S&P” means Standard and Poor’s Rating Service or any successor thereto.

“Safe Harbor” means any one or more of the safe harbors described in Section 1.1031(k)-1(g) of the Treasury Regulations and any one or more of the safe harbor provisions of Revenue Procedure 2003-39.

“Sale Notice” has the meaning specified in Section 6.10(a).

“Seller” has the meaning specified in the Recitals.

“Sidecar Administrative Agent” has the meaning assigned to the term “Administrative Agent” in the Sidecar Credit Agreement.

“Sidecar Credit Agreement” means the Credit Agreement, dated as of June 30, 2016, among Hertz, the subsidiary borrowers party thereto, as borrowers, the lenders from time to time parties thereto and Crédit Agricole Corporate and Investment Bank, as administrative agent.

“Sidecar Financed Vehicle” has the meaning assigned to the term “Eligible Vehicle” in the Sidecar Credit Agreement.

“Sidecar Loan Documents” has the meaning assigned to the term “Loan Documents” in the Sidecar Credit Agreement.

“Special Termination Date” has the meaning specified in Section 7.01(b).

“Start Date” means the date on which Exchangor begins exchanging vehicles in the applicable LKE Program.

“Tangible Personal Property” means any item of tangible personal property used by the Exchangor in its Business.

“Termination Date” has the meaning specified in Section 7.01(a).

“Treasury Regulations” has the meaning set forth in the Recitals.

“Vehicle” shall mean a “Vehicle” (as defined in Schedule I to the Base Indenture or the corresponding Segregated Series-specific definition set forth in each Segregated Series Supplement) or a passenger automobile, light-duty truck, van, bus or tow truck which is owned by Hertz, as the context may require.

“Written Identification Procedures” means with respect to each Exchange, the procedures set forth in Section 1.1031(k)-1(c)(2) of the Treasury Regulations and Section 4.02 of Rev. Proc. 2003-39 for the applicable written identification during the Identification Period of one or more potential Replacement Properties for such Exchange to be matched with one or more Relinquished Properties for such Exchange.

SECTION 1.02.                                   Rules of Construction.  In this Agreement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto, unless the context otherwise requires:

(i)                                     the singular includes the plural and vice versa;

(ii)                                  references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);

(iii)                               reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

(iv)                              reference to any gender includes the other gender;

(v)                                 reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

(vi)                              “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(vii)                           with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(viii)                        the language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party; and

(ix)                              references to sections of the Code also refer to any successor sections.

ARTICLE II

General Exchange Provisions

SECTION 2.01.                                   Appointment of the QI.  In accordance with the terms of this agreement, (i) each Legal Entity hereby appoints the QI to act as a Qualified Intermediary and (ii) the QI hereby accepts such appointment.

SECTION 2.02.                                   Exchange of Property.  (a) In accordance with the terms of this Agreement and subject to the terms and provisions of Section 2.08, the QI agrees to effect each Exchange hereunder for the benefit of the Exchangor by (a) acquiring one or more Relinquished Properties from the Exchangor, (b) transferring such Relinquished Property(ies) to one or more Buyers pursuant to the method described in Section 2.03, (c) acquiring one or more Replacement Properties from one or more Sellers, and (d) transferring such Replacement Property(ies) to the Exchangor pursuant to the method described in Section 2.04.  The Exchangor shall be solely responsible for determining the scope of each separate and distinct Exchange hereunder by matching one or more Relinquished Properties with one or more Replacement Properties.

(b)                                 No transfer by a Legal Entity of Relinquished Property pursuant to this Agreement shall be made unless each of the following conditions are satisfied:

(i)                                     the Escrow Agreement shall be in effect;

(ii)                                  in connection with the transfer of any Program Vehicle pursuant to a Manufacturer Program, the applicable Legal Entity shall have contracted to sell such Program Vehicle pursuant to such Manufacturer Program (the Manufacturer party to which shall have consented to the purchase and sale of Vehicles by the QI pursuant to an Assignment Agreement, which consent shall not have been revoked) and shall have directed the QI to sell such Program Vehicle in accordance with such Manufacturer Program on the date such Program Vehicle becomes Relinquished Property pursuant to this Agreement;

(iii)                               on the date of any transfer of any Vehicle to the QI, the only obligations or liabilities, if any, secured by such Vehicle are obligations or liabilities arising under the Related Documents or, with respect to Vehicles transferred by Hertz or HCS, Financing Documents under which Hertz or HCS, respectively, is a borrower;

(iv)                              solely with respect to (i) a proposed transfer by HVF of Relinquished Property (other than any Relinquished Property relating to Series-Specific Collateral for any Segregated Series that does not have one or more Rating Agencies rating the related Segregated Notes at the request of the Issuer) pursuant to this Agreement or (ii) a proposed transfer by Hertz of Relinquished Property with respect to a Sidecar Financed Vehicle pursuant to this Agreement, as of the date of any such transfer, in each case, a QI Parent Downgrade Event shall not have occurred and continued unremedied for a period of seven calendar days (ending at 11:59 p.m. on such seventh day) prior to such date (unless such QI Parent Downgrade Event has been remedied); and

(v)                                 on the date of any such transfer, the following statements shall be true:

(A)                               solely with respect to a proposed transfer by HVF of Relinquished Property relating to Collateral pursuant to this Agreement, no Potential Amortization Event or Amortization Event and no Liquidation Event of Default or Limited Liquidation Event of Default has occurred and is continuing or would result from the making of such transfer, in each case with respect to a Series of Notes;

(B)                               solely with respect to a proposed transfer by HVF of Relinquished Property relating to Series-Specific Collateral of a particular Segregated Series pursuant to this Agreement, no LKE 2.02 Trigger Event with respect to such Segregated Series has occurred and is continuing or would result from the making of such transfer;

(C)                               solely with respect to a proposed transfer by Hertz of Relinquished Property with respect to a Sidecar Financed Vehicle pursuant to this Agreement, (i) no Event of Default has occurred and is continuing or would result from the making of such transfer and (ii) no mandatory repayment event set forth in Section 4.4(b)(iv) of the Sidecar Credit Agreement has occurred and is continuing or would result from the making of such transfer;

(D)                               (A) solely with respect to a proposed transfer by HVF of Relinquished Property relating to HVF Vehicles, the Termination Date has not occurred with respect to such HVF Vehicles and (B) solely with respect to the proposed transfer by HVF of Relinquished Property relating to HVF Segregated Vehicles constituting Series-Specific Collateral of a particular Segregated Series, the Termination Date has not occurred with respect to such HVF Segregated Vehicles; and

(E)                                the representations and warranties of the QI in Article VI are true and correct on and as of such date and shall be deemed to have been made on and as of such date with the same effect as though made on and as of such date.

In connection with any such transfer of Relinquished Property, (A) the applicable Legal Entity, by making such transfer, shall be deemed to have represented and warranted to the effect set forth in clauses (v)(A), (B), (C) and (D) above, and (B) the QI shall be deemed to have represented and warranted to the effect set forth in clause (v)(E) above.

SECTION 2.03.                                   Disposition and Transfer of Relinquished Property; Transfer of Relinquished Property Subject to Liabilities.

(a)                                 Assignments.  Each Legal Entity has entered, and/or from time to time may enter, into one or more Relinquished Property Agreements with one or more Buyers for the sale of Relinquished Property.  In connection with each Exchange, the applicable Legal Entity shall, in accordance with Section 1.1031(k)-1(g)(4)(v) of the Treasury Regulations:  (a) assign to the QI all of its Rights with respect to such Relinquished Property under the applicable Relinquished Property Agreements in accordance with Section 2.05, such assignment to be made without recourse to the QI (and the QI agrees to accept such assignments); (b) notify all parties to the applicable Relinquished Property Agreements in writing of the assignment in accordance with Section 2.05 prior to or concurrent with the date of transfer of the Relinquished Property to the applicable Buyer, and (c) transfer its interest in the Relinquished Property to the applicable Buyer pursuant to the applicable Relinquished Property Agreements.

(b)                                 Repayment of Liabilities.  The parties to this Agreement acknowledge and agree that each Legal Entity shall be permitted to transfer Relinquished Property Subject to Liabilities.  If a Legal Entity transfers Relinquished Property Subject to Liabilities pursuant to Section 2.03(a), then the QI shall, in accordance with the procedures set forth in Section 4.02, repay the liabilities required to be repaid with the sale proceeds of such Relinquished Property; provided however that, if the amount to be paid in respect of such liabilities as a result of the disposition of such Relinquished Property Subject to Liabilities is greater than the proceeds received from the sale of such Relinquished Property Subject to Liabilities, then such Legal Entity shall remain obligated to make payment of such excess amount directly to the holder of such liability to the extent set forth in, and in accordance with the terms of, the applicable Financing Document.

(c)                                  Indebtedness/No Assumption.  Anything in this Agreement to the contrary notwithstanding, the QI shall not be required to assume any secured or unsecured loan or other obligation with respect to Relinquished Property Subject to Liabilities, or to execute any promissory note or other evidence of indebtedness in connection with the sale of any Relinquished Property, including any obligation that would impose any personal liability upon the QI for repayment of such obligation.

SECTION 2.04.                                   Acquisition and Transfer of Replacement Property.

(a)                                 Assignments.  Each Legal Entity has entered, and/or from time to time may enter, into one or more Replacement Property Agreements with one or more Sellers for the purchase of Replacement Property.  In connection with each Exchange, such Legal Entity shall, in accordance with Section 1.1031(k)-1(g)(4)(v) of the Treasury Regulations:  (a) assign to the QI all of its Rights with respect to such Replacement Property under the applicable Replacement Property Agreements in accordance with Section 2.05, any such assignment to be made without recourse to the QI (and the QI agrees to accept such assignments); (b) notify all parties to the applicable Replacement Property Agreement in writing of the assignment in accordance with Section 2.06 prior to or concurrent with the date of transfer of the Replacement Property from the applicable Seller, and (c) receive an ownership interest in the Replacement Property from the applicable Seller pursuant to the applicable Replacement Property Agreement.

(b)                                 Indebtedness/No Assumption.  Anything in this Agreement to the contrary notwithstanding, the QI shall not be required to assume any Replacement Property Debt or to execute any promissory note or other evidence of indebtedness in connection with the acquisition of any Replacement Property, including any of the foregoing that would impose any personal liability on the QI for repayment of such obligation.

SECTION 2.05.                                   Assignment of Agreements.

(a)                                 Existing Agreements.  Each Legal Entity hereby assigns to the QI, solely in the QI’s capacity as Exchangor’s Qualified Intermediary, such Legal Entity’s Rights, but not its obligations, under each related Relinquished Property Agreement to which such Legal Entity is a party as of the date hereof, such assignment to be effective only upon such Legal Entity’s transfer of such Relinquished Property pursuant to Section 2.03 and only with respect to such Relinquished Property, and the QI hereby agrees to accept such assignment, solely in its capacity as Exchangor’s Qualified Intermediary.  Each Legal Entity hereby assigns to the QI, solely in the QI’s capacity as Exchangor’s Qualified Intermediary, such Legal Entity’s Rights, but not its obligations, under each related Replacement Property Agreement to which such Legal Entity is a party as of the date hereof with respect to such Replacement Property, and the QI hereby accepts such assignment, solely in its capacity as Exchangor’s Qualified Intermediary.

(b)                                 New Agreements.  Each Legal Entity hereby assigns to the QI, solely in the QI’s capacity as Qualified Intermediary, such Legal Entity’s Rights, but not its obligations, under each related Relinquished Property Agreement that it enters into after the date of this Agreement, such assignment to be effective only upon such Legal Entity’s transfer of such Relinquished Property pursuant to Section 2.03 and only with respect to such Relinquished Property.  Each Legal Entity hereby assigns to the QI, solely in the QI’s capacity as Qualified

Intermediary, such Legal Entity’s Rights, but not its obligations, under each Replacement Property Agreement that it enters into after the date of this Agreement with respect to such Replacement Property.  Unless otherwise agreed by the parties, each Legal Entity shall make available to the QI a report of monthly activity listing such new agreements into which it entered during the period covered by such report.  The QI shall and hereby does accept each assignment pursuant to this Section 2.05(b) from each Legal Entity, solely in its capacity as Exchangor’s Qualified Intermediary.

(c)                                  Revocation of, or Change in, Assignment.

(i)                                     By notice to the QI, each Legal Entity may revoke its assignment to the QI of its Rights under a then-existing Relinquished Property Agreement or Replacement Property Agreement with respect to any item or items of Tangible Personal Property identified in such notice and not yet transferred or received.

(ii)                                  By notice to the QI, each Legal Entity may cease assigning to the QI such Legal Entity’s Rights pursuant to this Section 2.05 with respect to any or all items of Tangible Personal Property to be transferred or acquired pursuant to a particular Relinquished Property Agreement or a particular Replacement Property Agreement identified in such notice.

(iii)                               Not later than the Termination Date specified in any notice of termination delivered pursuant to Section 7.01(a), the applicable Legal Entity shall cease assigning to the QI its Rights with respect to any Tangible Personal Property to be transferred or acquired (as the case may be) relating to the Vehicles on or after such date.

(iv)                              On the Special Termination Date specified in Section 7.01(b), the Legal Entities shall cease assigning to the QI its Rights with respect to any Tangible Personal Property to be transferred or acquired (as the case may be) relating to the Vehicles arising on or after such date.  Any such notices shall only be effective with respect to property transferred or received after the date on which such notice is given.

(d)                                 Safe Harbor.  For purposes of the Code and the Treasury Regulations, each assignment to the QI made by a Legal Entity pursuant to this Section 2.05 is made pursuant to the assignment Safe Harbor set forth in Section 6.02 of Revenue Procedure 2003-39 and, except as may be otherwise required by applicable law, shall be effective when provided in Section 2.05(a) or 2.05(b), as applicable, without the need for any further actions other than those provided in Sections 2.01, 2.02, 2.03, 2.04, 2.05(a) and 2.05(b) by a Legal Entity or the QI with respect to the transfer of any Relinquished Property or any Replacement Property.

(e)                                  Limitation on Rights Transferred to QI.  Each of the parties hereto agrees and acknowledges that any assignment to the QI hereunder shall not give the QI any rights under any Relinquished Property Agreement to which any Legal Entity is a party relating to the disposition of a Vehicle except the Rights in respect of a Vehicle that becomes Relinquished Property.  The QI hereby acknowledges that it shall have no interest in any Relinquished Property Agreement with respect to any Vehicle that is not Relinquished Property.

SECTION 2.06.                                   Notice to Purchasers and Sellers.  Each Legal Entity represents and agrees that it will provide notice, in accordance with Section 1.1031(k)-1(g)(4)(v) of the Treasury Regulations, on or before the date of the relevant transfer of property, to each other party to any Relinquished Property Agreement or any Replacement Property Agreement that such Legal Entity’s Rights in such Relinquished Property Agreement or such Replacement Property Agreement, as the case may be, have been assigned, to the extent set forth herein, to the QI as its Qualified Intermediary.

SECTION 2.07.                                   Direct Transfers.

(a)                                 Deemed Acquisitions.  For purposes of this Agreement, the QI, solely in its capacity as Qualified Intermediary, shall be considered to have (1) acquired Relinquished Property from Exchangor and transferred it to the Buyer thereof in each case where such Relinquished Property is in fact transferred by a Legal Entity directly to such Buyer pursuant to the relevant Relinquished Property Agreement in accordance with Section 2.03, and (2) acquired Replacement Property from the Seller thereof and transferred it to Exchangor in each case where the Replacement Property is in fact transferred by such Seller to the applicable Legal Entity pursuant to the relevant Replacement Property Agreement in accordance with Section 2.04, in each case as provided by Sections 1.1031(k)-1(g)(4)(iv) and (v) of the Treasury Regulations.

(b)                                 No Possession or Title.  Each Legal Entity and the QI agree that, as described in the preceding paragraph, all Relinquished Properties and all Replacement Properties shall be transferred directly from the applicable Legal Entity to the applicable Buyer or directly from the applicable Seller to the applicable Legal Entity, as the case may be.  As a result, the QI shall not (1) take actual or constructive possession of, (2) hold legal title to, or (3) be the registered or beneficial owner of any Relinquished Property or Replacement Property.

SECTION 2.08.                                   Exclusivity.  Except as permitted under this Agreement and the Escrow Agreement, the QI agrees that it will not enter into any agreements or conduct any transactions or other business other than agreements, transactions or business with the Legal Entities pursuant to agreements between such Legal Entities and the QI, or any transactions directly ancillary thereto.

SECTION 2.09.                                   Records.  The QI agrees that it will monitor and keep detailed and accurate records of the transactions carried out pursuant to this Agreement, including the dollar amounts involved in each of such transactions.  Such records shall include information concerning the date of each transfer of Relinquished Property to a Buyer and the date of each receipt of Replacement Property from a Seller.  Such records shall be maintained in accordance with recognized accounting practices and in such a manner so as they may be readily audited.  All such records will be available for inspection by the Collateral Agent, the Trustee, each Enhancement Provider and each Legal Entity, or its designated representatives, upon such Legal Entity’s request, at reasonable, mutually agreeable times, while this Agreement remains in force.  After expiration, termination or cancellation of this Agreement, at the applicable Legal Entity’s expense (which expenses shall be reasonable and approved by such Legal Entity), the QI shall continue to maintain such records, and to allow such Legal Entity to audit or inspect the records, until such time as such Legal Entity notifies the QI that the records are no longer required.  The QI shall cooperate with the applicable Legal Entity, or its designated representatives, in the conduct of any such inspection.  Notwithstanding anything set forth above, unless otherwise requested by a Legal Entity, the records relating to any particular day’s activities may be destroyed at any time, upon ten (10) Business Days’ prior written notice to the applicable Legal Entity, after the date that is seven (7) years from the date such record was originated.

SECTION 2.10.                                   Non-Matched Properties.  The parties hereto acknowledge and agree that, consistent with the Safe Harbor of Section 6.01 of Rev. Proc. 2003-39, each Legal Entity may (a) assign to the QI Rights under a Relinquished Property Agreement with respect to one or more items of Tangible Personal Property that are not ultimately matched with one or more Replacement Properties under the LKE Program and (b) assign to the QI Rights under a Replacement Property Agreement with respect to one or more items of Tangible Personal Property that are not ultimately matched with one or more Relinquished Properties under the LKE Program.  The parties hereto further acknowledge and agree that, consistent with the Safe Harbor of Section 6.01 of Rev. Proc. 2003-39, the QI may (a) receive funds with respect to the transfer of one or more items of Tangible Personal Property that ultimately are not matched with one or more Replacement Properties under the LKE Program and (b) disburse funds for the acquisition of one or more items of Tangible Personal Property that ultimately are not matched with Relinquished Properties under the LKE Program.  Nevertheless, pending the applicable Legal Entity’s completion of the matching procedures under this Agreement, all items of Tangible Personal Property transferred pursuant to a Relinquished Property Agreement, or acquired pursuant to a Replacement Property Agreement, shall be transferred or acquired, as the case may be, pursuant to the terms of this Agreement.

SECTION 2.11.                                   Matching of Relinquished and Replacement Property.  Exchangor shall match Replacement Property with Relinquished Property for each Exchange on its books and records in accordance with Section 1.1031(a)-2 of the Treasury Regulations and the Safe Harbor set forth in Sections 4.01 and 4.02 of Revenue Procedure 2003-39.

SECTION 2.12.                                   Disclosure of Relationship.  Each Legal Entity acknowledges and agrees that the QI shall have the right to disclose the relationships set forth in this Agreement to any Seller, Buyer or other person and that the QI is, and is acting in the sole capacity as, Exchangor’s Qualified Intermediary.

ARTICLE III

Identification

SECTION 3.01.                                   Identification of Replacement Property.  To meet the identification requirement described in Section 1031(a)(3)(A) of the Code and Section 1.1031(k)-1(b)(i) of the Treasury Regulations, the Exchangor intends, with respect to each Exchange, to utilize the Deemed Identification Procedures pursuant to which Replacement Property acquired within the Identification Period for an Exchange is deemed to have been identified for such Exchange; provided however that, (a) HVF shall not so identify and designate Replacement Property (i) for so long as any Series of Notes is Outstanding with respect to HVF Vehicles, after 11:59 p.m. on the seventh calendar day after the occurrence of a QI Parent Downgrade Event that continues unremedied at such time, unless such QI Parent Downgrade Event has been remedied, (ii) with respect to HVF Segregated Vehicles (other than any HVF

Segregated Vehicles constituting Series-Specific Collateral for any Segregated Series that does not have one or more Rating Agencies rating the related Segregated Notes at the request of the Issuer), after 11:59 p.m. on the seventh calendar day after the occurrence of a QI Parent Downgrade Event that continues unremedied at such time and at such time an LKE 3.01 Trigger Event is continuing with respect to the Segregated Series for which such HVF Segregated Vehicles constitute Series-Specific Collateral, unless such QI Parent Downgrade Event has been remedied, (iii) so long as any Series of Notes is Outstanding with respect to HVF Vehicles, for so long as an Amortization Event is continuing with respect to any Series of Notes and (iv) with respect to HVF Segregated Vehicles constituting Series-Specific Collateral of any Segregated Series, for so long as an LKE 3.01 Trigger Event is continuing with respect to such Segregated Series; (b) Hertz shall not so identify and designate Replacement Property with respect to Sidecar Financed Vehicles (i) after 11:59 p.m. on the seventh calendar day after the occurrence of a QI Parent Downgrade Event that continues unremedied at such time, unless such QI Parent Downgrade Event has been remedied, (ii) after the occurrence of an Event of Default that continues unremedied at such time or (iii) after the occurrence of a mandatory repayment event set forth in Section 4.4(b)(iv) of the Sidecar Credit Agreement that continues unremedied at such time; and (c) no Legal Entity shall so identify and designate Replacement Property with respect to any Vehicles after the Special Termination Date.

SECTION 3.02.                                   Manner of Written Identification.  Notwithstanding the foregoing Section 3.01, each Legal Entity may, with respect to an Exchange, at any time during the Identification Period for such Exchange, (i) provide written identification (which written identification, consistent with Section 8.12, may be transmitted electronically) of potential Replacement Property(ies) to the QI pursuant to the Written Identification Procedures and (ii) thereafter match one or more such Identified Replacement Property(ies) of the same Asset Class with one or more Relinquished Properties for such Exchange.  Any such written identification may be revoked pursuant to Section 1.1031(k)-1(c)(6) of the Treasury Regulations by a written revocation from such Legal Entity to the QI prior to the end of the Identification Period.

SECTION 3.03.                                   Content of Written Identification.  In any written identification of potential Replacement Properties for an Exchange, the Legal Entity shall identify only items of Tangible Personal Property that are of the same Asset Class as the Relinquished Property(ies) for such Exchange.  For each Exchange in which a written identification is transmitted, the Exchangor shall comply with the requirements of Section 1031(k)-1(c)(4) of the Treasury Regulations regarding the number and/or value of potential replacement properties to be identified.

SECTION 3.04.                                   Revocation of Identification.  (a) Any identification by a Legal Entity pursuant to Sections 3.02 and 3.03 may be revoked by written notice from any Legal Entity to the QI prior to the end of the Identification Period.

(b)                                 During the continuance of an Amortization Event with respect to any Series of Notes, any identification pursuant to Sections 3.02 and 3.03 with respect to Relinquished Property of HVF that relates to HVF Vehicles that can be revoked pursuant to Section 3.04(a) shall be revoked.

(c)                                  During the continuance of an LKE 3.04 Trigger Event with respect to any Segregated Series of Notes, any identification pursuant to Sections 3.02 and 3.03 with respect to Relinquished Property of HVF that relates to HVF Segregated Vehicles constituting Series-Specific Collateral for such Segregated Series that can be revoked pursuant to Section 3.04(a) shall be revoked.

(d)                                 During the continuance of an Event of Default, any identification pursuant to Sections 3.02 and 3.03 with respect to Relinquished Property of Hertz that relates to Sidecar Financed Vehicles that can be revoked pursuant to Section 3.04(a) shall be revoked.

(e)                                  If a QI Parent Downgrade Event shall have occurred and continues unremedied at midnight on the seventh calendar day after the occurrence of such event, any identification pursuant to Sections 3.02 and 3.03 with respect to Relinquished Property of HVF (other than any such Relinquished Property that relates to HVF Segregated Vehicles constituting Series-Specific Collateral for any Segregated Series that does not have one or more Rating Agencies rating the related Segregated Notes at the request of the Issuer) or Relinquished Property of Hertz that relates to Sidecar Financed Vehicles that can be revoked pursuant to Section 3.04(a) shall be revoked.

(f)                                   Hertz will give the QI written notice of the occurrence of an Amortization Event with respect to any Series of Indenture Notes Outstanding, an Event of Termination pursuant to the Purchase Agreement, an Event of Default or a QI Parent Downgrade Event promptly after Hertz becomes aware of the occurrence of such event.

ARTICLE IV

Accounts

SECTION 4.01.                                   Accounts.

(a)                                 Joint Accounts.  Each Legal Entity and the QI shall enter into the Escrow Agreement with the QI and the Escrow Agent.  Each Legal Entity and the QI shall establish and maintain one or more accounts, including one or more Joint Collection Accounts, and pursuant to the Escrow Agreement, one or more Exchange Accounts and one or more Joint Disbursement Accounts, at The Bank of New York Mellon, N.A. or the Escrow Agent or an affiliate thereof.  Each of the Accounts is intended to qualify within the definition of “Joint Accounts” described in Section 5.02 of Rev. Proc. 2003-39.

(b)                                 Joint Collection Accounts.

(i)                                     The Joint Collection Accounts are intended to facilitate the orderly and efficient collection of proceeds from the disposition of the Relinquished Property, including the collection of all Relinquished Property Proceeds, and to allow: (1) the identification and subsequent separation of the portion of such funds attributable to Vehicles disposed of by Hertz, HVF, HGI or HCS, (2) the further identification and subsequent separation of the portion of such funds attributable to HVF Vehicles and the portion of such funds attributable to HVF Segregated Vehicles, in which case the Segregated Series with respect to which such HVF Segregated Vehicle constitutes Series-

Specific Collateral shall be identified and (3) the further identification and subsequent separation of the portion of such funds of each Legal Entity that are Relinquished Property Proceeds of such Legal Entity from the portion of such funds that are Non-Qualified Funds of such Legal Entity.

(ii)                                  All proceeds received from Buyers by or on behalf of the QI or a Legal Entity in respect of sales of Relinquished Property shall be immediately deposited in a Joint Collection Account.

(iii)                               One or more Joint Collection Accounts have been or will be established and will be maintained by the Collateral Agent in accordance with Section 2.5 of the Collateral Agency Agreement or the analogous section in any collateral agency agreement relating to a Segregated Non-Collateral Agency Series.

(iv)                              If any Joint Collection Account fails to be maintained in accordance with the previous sentence, then within ten (10) Business Days of obtaining actual knowledge of such fact, the Exchangors and the QI shall establish a new Joint Collection Account in accordance with such section relating to a Segregated Non-Collateral Agency Series and transfer into the new Joint Collection Account all funds from the non-qualifying Joint Collection Account.  Funds in the Joint Collection Accounts shall be transferred in accordance with Section 4.02.

(c)                                  Disbursement Accounts.  The Joint Disbursement Accounts are intended to facilitate the orderly and efficient disbursement of funds to the Sellers, including the disbursement of all funds relating to the acquisition of Replacement Property under the LKE Program.

(d)                                 Exchange Accounts.

(i)                                     The Exchange Accounts are intended to (i) receive all Relinquished Property Proceeds (other than, for the avoidance of doubt, Financing Document Relinquished Property Proceeds); (ii) provide Relinquished Property Proceeds to the Exchange Account of the Legal Entity that has transferred Tangible Personal Property to another Legal Entity; and (iii) provide Relinquished Property Proceeds to the Joint Disbursement Accounts.

(ii)                                  One or more HVF Exchange Accounts have been or will be established and will be maintained by the Trustee in accordance with Section 5A.1 of the Base Indenture, each in the name of “The Bank of New York Mellon, N.A. [or its successor under the Base Indenture], as Trustee, and Hertz Car Exchange Inc., as Qualified Intermediary for HVF”.  If any HVF Exchange Account is not maintained in accordance with Section 5A.1 of the Base Indenture, then within ten (10) Business Days of obtaining knowledge of such fact, the Trustee and the QI shall establish a new HVF Exchange Account which complies with such section and transfer into the new HVF Exchange Account all funds from the old HVF Exchange Account.

(iii)                               One or more HVF Segregated Exchange Accounts have been or will be established and will be maintained by the Trustee in accordance with the applicable section of the related Segregated Series Supplement, each in the name of “The Bank of New York Mellon, N.A. [or its successor under the Base Indenture], as Trustee, and Hertz Car Exchange Inc., as Qualified Intermediary for HVF”.  If any HVF Segregated Exchange Account is not maintained in accordance with the applicable section of the related Segregated Series Supplement, then within ten (10) Business Days of obtaining knowledge of such fact, the Trustee and the QI shall establish a new HVF Segregated Exchange Account which complies with such section and transfer into the new HVF Segregated Exchange Account all funds from the old HVF Segregated Exchange Account.

(e)                                  Investments.  Pursuant to the Escrow Agreement, Relinquished Property Proceeds held by the QI on behalf of a Legal Entity in (i) an HVF Exchange Account shall be invested in Permitted Investments (as defined in the Base Indenture), (ii) an HVF Segregated Exchange Account shall be invested in Permitted Investments (as defined in the Segregated Series Supplement related to such HVF Segregated Exchange Account) or (iii) any other Exchange Account shall be invested as directed by Hertz, until such funds are used, in the case of Hertz or HVF, to fund an Exchange Account of a Legal Entity upon the purchase of a vehicle from such Legal Entity or to fund a Joint Disbursement Account, as the case may be.

(f)                                   Additional Deposits.  All Exchangors may deposit Additional Subsidies into any of the Accounts from time-to-time during the term of this Agreement.

(g)                                  All such Accounts established pursuant to Article IV of this Agreement shall be operated in accordance with the terms of this Agreement, the Collateral Agency Agreement or any collateral agency agreement relating to a Segregated Non-Collateral Agency Series, the Base Indenture and the Segregated Series Supplements, as applicable.

SECTION 4.02.                                   Separation and Application of Funds in Joint Collection Accounts and Exchange Accounts; Proceeds from Transfer of Relinquished Property by the QI.

(a)                                 Identification, Separation, Consolidation and Transfer of Funds from the Joint Collection Accounts.  On each Business Day:

(i)                                     each Legal Entity shall:

(A)                               identify funds in the Joint Collection Accounts as of such Business Day that represent Non-Qualified Funds or other Additional Subsidies, and with respect to each Financing Document, the portion of such Non-Qualified Funds or other Additional Subsidies that constitutes Related Property with respect to such Financing Documents (with respect to each Financing Document, the “Financing Document Additional Subsidies”),

(B)                               identify funds in the Joint Collection Accounts as of such Business Day representing Relinquished Property Proceeds of Relinquished Property Subject to Liabilities and, with respect to each Financing Document, the portion of such Relinquished Property Proceeds that constitutes Related Property with respect to such Financing Document (with respect to each Financing Document, the “Financing Document Relinquished Property Proceeds”);

(C)                               identify funds in the Joint Collection Accounts as of such Business Day that constitute Non-Qualified Funds with respect to such Legal Entity and direct the QI to immediately transfer such funds to:

(1)                                 in the case of Non-Qualified Funds of HVF with respect to HVF Vehicles, the Collection Account;

(2)                                 in the case of Non-Qualified Funds of HVF with respect to HVF Segregated Vehicles constituting the Series-Specific Collateral for any Segregated Series, unless otherwise specified in the related Segregated Series Supplement, the Segregated Collection Account for such Segregated Series; and

(3)                                 in the case of other Non-Qualified Funds of Hertz, Non-Qualified Funds of HGI or Non-Qualified Funds of HCS, to such other account as shall be specified by the applicable Legal Entity;

(D)                               initiate on such Business Day proposed Electronic Funds Transfers from the Joint Collection Accounts:

(1)                                 in order to transfer funds in the Joint Collection Accounts as of such Business Day that constitute Relinquished Property Proceeds with respect to Relinquished Property transferred by such Legal Entity to the applicable Exchange Account;

(2)                                 in order to transfer funds in the Joint Collection Accounts as of such Business Day that constitute Financing Document Relinquished Property Proceeds of HVF with respect to HVF Vehicles, to the Collection Account up to the amount due and payable under the applicable Financing Document;

(3)                                 in order to transfer funds in the Joint Collection Accounts as of such Business Day that constitute Financing Document Relinquished Property Proceeds of HVF with respect to HVF Segregated Vehicles constituting the Series-Specific Collateral for any Segregated Series, unless otherwise specified in the related Segregated Series Supplement, to the Segregated Collection Account for such Segregated Series up to the amount due and payable under the applicable Financing Document; and

(4)                                 in order to transfer funds in the Joint Collection Accounts as of such Business Day that constitute Financing Document Relinquished Property Proceeds of Hertz or Financing Document Relinquished Property Proceeds of HCS, to such account as shall be specified by the applicable Legal Entity up to the amount due and payable under the applicable Financing Document;

(E)                                notify the QI of such proposed transfers and in the case of transfers to the Collection Account, any Segregated Collection Account, an HVF Exchange Account or an HVF Segregated Exchange Account, the Trustee; and

(ii)                                  each Legal Entity shall:

(A)                               identify funds in the Exchange Accounts as of such Business Day that represent Non-Qualified Funds or other Additional Subsidies, and with respect to each Financing Document, the Financing Document Additional Subsidies,

(B)                               identify funds in the Exchange Accounts as of such Business Day that constitute Non-Qualified Funds with respect to such Legal Entity and direct the QI to immediately transfer such funds to

(1)                                 in the case of Non-Qualified Funds of HVF with respect to HVF Vehicles, the Collection Account;

(2)                                 in the case of Non-Qualified Funds of HVF with respect to HVF Segregated Vehicles constituting the Series-Specific Collateral for any Segregated Series, unless otherwise specified in the related Segregated Series Supplement, the Segregated Collection Account for such Segregated Series; and

(3)                                 in the case of other Non-Qualified Funds of Hertz, Non-Qualified Funds of HGI and Non-Qualified Funds of HCS, to such other account as shall be specified by the applicable Legal Entity,

(C)                               initiate on such Business Day proposed Electronic Funds Transfers from:

(1)                                 an Exchange Account in order to transfer funds in such Exchange Account as of such Business Day that constitute Relinquished Property Proceeds with respect to Relinquished Property transferred by a Legal Entity (but which funds were previously transferred to the Exchange Account of a different Legal Entity) to the applicable Exchange Account; provided that, in the case of an HVF Exchange Account, no Aggregate Asset Amount Deficiency (under the Base Indenture) exists or would result therefrom and, in the case of an HVF Segregated Exchange Account, no Aggregate Asset Amount Deficiency (if any, under the applicable Segregated Series Supplement) exists or would result therefrom; and

(2)                                 the Exchange Account with respect to a Legal Entity that is purchasing Tangible Personal Property from another Legal Entity to the Exchange Account of the Legal Entity selling such Tangible Personal Property, in order to transfer funds in such purchasing Legal Entity’s Exchange Account as of such Business Day that constitute

Relinquished Property Proceeds with respect to Relinquished Property transferred by such Legal Entity hereunder to such selling Legal Entity’s Exchange Account; and

(D)                               notify the QI and, in the case of a transfer from an HVF Exchange Account or an HVF Segregated Exchange Account, the Trustee of such proposed transfers.

(b)                                 Approval of Certain Transfers.  If upon notification to the QI of the proposed Electronic Funds Transfers of Relinquished Property Proceeds pursuant to Section 4.02(a), the QI approves of such proposed Electronic Funds Transfers, the QI agrees to promptly take, upon the receipt of such notification of transfers, all appropriate actions needed to approve and transmit such transfers.  If the QI does not approve of any of such proposed Electronic Funds Transfers of Relinquished Property Proceeds, the QI shall immediately notify (1) the applicable Legal Entity, and in the case of Relinquished Property Proceeds of HVF, the Trustee, and (2) the banking institution maintaining the applicable Joint Collection Account or Exchange Account via telephone or fax (any such notice given by telephone to be confirmed in writing), of the disapproval and the reasons for such disapproval.  The QI shall cause the bank maintaining the Joint Collection Accounts and Exchange Accounts to accept the instructions of the applicable Legal Entity to make each Electronic Funds Transfer described in Section 4.02(a) that is subsequently approved by the QI pursuant to this Section 4.02(b).  Nothing in this paragraph shall be construed to permit a disbursement to be directed by either party except to the extent permitted by Treasury Regulations Section 1.1031(k)-1(g)(6), Section 5.02 of Rev. Proc. 2003-39, and Section 4.05 hereof

(c)                                  Distribution of Funds from a Disbursement Account.  Funds from a Disbursement Account shall from time to time be disbursed as follows: (i) for Replacement Property Acquisition Costs or (ii) to make Non-LKE Disbursements.

(d)                                 Ownership of Funds; Restricted Transfers.  Each of the Legal Entities and the QI hereby acknowledge and agree that it is the intent of the parties hereto that funds deposited into the Joint Collection Accounts, Exchange Accounts and Joint Disbursement Accounts and funds held in accounts maintained by the Escrow Agent shall be used solely to enable the QI to perform its obligations hereunder to acquire Replacement Property and shall not be considered part of the QI’s general assets nor subject to claims by the QI’s creditors.

(e)                                  Approval of Transfers and Disbursements.  All funds held in Accounts pursuant to this Agreement shall be transferred or disbursed only upon the joint written (including Electronic Funds Transfers) instruction of the QI and the applicable Legal Entity; provided that, funds may be transferred by such Legal Entity among the Exchange Accounts without the prior consent of the QI.  Nothing in this paragraph shall be construed to permit a disbursement to be directed by either party except to the extent permitted by Treasury Regulations Section 1.1031(k)-1(g)(6), Section 5.02 of Rev. Proc. 2003-39, and Section 4.5 hereof.

(f)                                   Funds Netting on Relinquished Property.  If as a result of Funds Netting, the amount of Relinquished Property Proceeds to be transferred from one or more Joint

Collection Accounts to the related Exchange Account on any Business Day exceeds the amount of funds in such Joint Collection Account(s), Exchangor may on such day transfer to such Exchange Account an amount equal to such shortfall in accordance with the Safe Harbor of Section 5.03 of Rev. Proc. 2003-39.

(g)                                  Application of Lease Security Deposit to Purchase Price.  From time to time Exchangor may apply a buyer-lessee’s security deposit to the purchase price of the Relinquished Property.  Pursuant to the Safe Harbor set forth in Section 5.05 of Rev. Proc. 2003-39, Exchangor will promptly transfer funds equal to the lease security deposit (plus a market rate of interest on such amount for the period between the date of the sale of the Relinquished Property and the date of the transfer of the security deposit to QI) to or for the benefit of QI.

(h)                                 Exchangor as Lender.  If a Legal Entity ever acts as a lender to a Buyer, such Legal Entity shall promptly transfer funds equal to the loan proceeds (plus a market rate of interest on such amount for the period from the date such Buyer acquires its Relinquished Property through the date Exchangor transfers such funds) to or for the benefit of the QI in accordance with the Safe Harbor of Section 5.04 of Rev. Proc. 2003-39.

(i)                                     Non-Qualified Funds.  The QI shall apply any Non-Qualified Funds, or shall cooperate with each Legal Entity for purposes of executing any authorization to cause any Non-Qualified Funds to be applied, as directed by the applicable Legal Entity pursuant to Section 4.02(a).

(j)                                    Effectuation of Transfer.  On each Business Day, the QI shall cause the bank maintaining each Joint Collection Account or Exchange Account to cause the amount, if any, set forth in the instructions described in Section 4.02(a)(i) or (a)(ii), to be transferred from such Joint Collection Account to the applicable Exchange Account or the Joint Disbursement Account.  The QI hereby agrees that it shall not approve any transfer of Relinquished Property Proceeds from the Joint Collection Accounts to any account other than an Exchange Account, the Joint Disbursement Account, the Collection Account or any Segregated Collection Account; provided that, the QI shall not be permitted to withhold its consent to the application of Financing Document Relinquished Property Proceeds or Financing Document Additional Subsidies, designated as such by the applicable Legal Entity, to the repayment of liabilities required to be paid with such Financing Document Relinquished Property Proceeds or Financing Document Additional Subsidies.  HVF shall provide notice to the Trustee of any transfer from (i) a Joint Collection Account to the Collection Account or any Segregated Collection Account, an HVF Exchange Account or an HVF Segregated Exchange Account and (ii) an HVF Exchange Account or an HVF Segregated Exchange Account to an HGI Exchange Account.  Nothing in this paragraph shall be construed to permit a disbursement to be directed by either party except to the extent permitted by Treasury Regulations Section 1.1031(k)-1(g)(6), Section 5.02 of Rev. Proc. 2003-39, and Section 4.05 hereof.

SECTION 4.03.                                   Payment for Replacement Property.

(a)                                 Reports.  On each Business Day, Hertz shall provide the QI with a report with respect to each Joint Disbursement Account setting forth for such day:

(i)                                     the aggregate Replacement Property Acquisition Cost expected to be disbursed from such Joint Disbursement Account,

(ii)                                  the aggregate amount to be transferred to such Joint Disbursement Account from the applicable Exchange Account, if any, to fund such aggregate Replacement Property Acquisition Cost,

(iii)                               the amount (if any) to be transferred to such Joint Disbursement Account from any other source to fund such aggregate Replacement Property Acquisition Cost, and

(iv)                              the aggregate amount (if any) to be transferred to such Joint Disbursement Account from any other account, to fund disbursements not related to the LKE Program.

(b)                                 Funding by the QI.  Consistent with the above described reports, the applicable Legal Entity shall initiate a series of proposed Electronic Funds Transfers and disbursements setting forth the amounts to be withdrawn from the Joint Collection Accounts and/or Exchange Accounts and either (i) if there are one or more Joint Disbursement Accounts then in effect, transferred to the related Joint Disbursement Account in order to fund the aggregate Replacement Property Acquisition Cost on such day in accordance with the report delivered pursuant to Section 4.03(a), or (ii) applied to fund the aggregate Replacement Property Acquisition Costs to be disbursed on such day and, in each case notify the QI of such proposed Electronic Funds Transfers and disbursements.  If upon such notification of the proposed Electronic Funds Transfers the QI approves of the proposed Electronic Funds Transfers, the QI agrees to promptly take, upon the receipt of such notification, all appropriate actions needed to approve and transmit such transfers.  If the QI does not approve of any of such proposed Electronic Funds Transfers, the QI shall immediately notify Hertz, via telephone or fax (any such notice given by telephone to be confirmed in writing), of the disapproval and the reasons for such disapproval.  The QI shall cause the bank maintaining each Joint Disbursement Account to accept the instructions of Hertz to make each Electronic Funds Transfer described above that is subsequently approved by the QI.

(c)                                  Shortfalls in Funding.  If, for any reason, the sum of the amounts proposed to be transferred from any Exchange Account to a Joint Disbursement Account for the purchase of Replacement Property on any Business Day exceeds the total amount of funds in such Exchange Account available for such purpose on such Business Day, including any funds earned from the investment of funds held in such Exchange Account pursuant to the Escrow Agreement, the QI shall promptly notify the Legal Entity with respect to such Exchange Account of such shortfall, and the amounts to be transferred to a Joint Disbursement Account from such Exchange Account on such Business Day to fund the aggregate Replacement Property Acquisition Cost shall be reduced by the amount of such shortfall.

(d)                                 Effectuation of Transfers.  On each Business Day, the QI shall cause the bank maintaining each Exchange Account to cause the amounts, if any, set forth in the instructions described in Section 4.03(b), reduced, if necessary, as described in Section 4.03(c), to be transferred from the applicable Exchange Account to the applicable Joint Disbursement Account.

(e)                                  Funding by Exchangor.  In the event that the aggregate funds transferred from an Exchange Account to the Joint Disbursement Accounts on any Business Day are insufficient to fund all Replacement Property Acquisition Costs and Non-LKE Disbursements to be made from each Joint Disbursement Account on such day, the QI shall promptly notify the Legal Entity with respect to such Exchange Account of such shortfall, and such Legal Entity may transfer Additional Subsidies to the applicable Joint Disbursement Account in an amount sufficient for the QI to acquire the Replacement Property and make such Non-LKE Disbursements.  The QI shall not be required to pay Replacement Property Acquisition Costs or make Non-LKE Disbursements for which sufficient funds are not available.

(f)                                   Funds Netting for Replacement Properties.  If, as a result of Funds Netting, the amount of Replacement Property Acquisition Costs to be transferred from the Exchange Accounts to a Disbursement Account (if a Disbursement Account is then in effect) on any Business Day exceeds the amount of funds required to be disbursed to Seller(s) on such day, a Legal Entity may, upon authorization from the QI, approve and transfer funds in an amount equal to such excess from the applicable Exchange Account to a separate account maintained by such Legal Entity in accordance with the Safe Harbor of Section 5.03 of Rev. Proc. 2003-39 and the procedures on approval of disbursements from an Exchange Account set forth in this Section 4.03.

SECTION 4.04.                                   Investment of Funds in the Exchange Accounts.

(a)                                 Investment of Funds.  On each Business Day, all funds in the Exchange Accounts shall be invested in accordance with the terms of Section 4.01(e) and the Escrow Agreement.  Each Legal Entity shall provide the QI instructions from time to time in accordance with the Escrow Agreement setting forth the manner in which such funds shall be invested.  Investment of Funds will be limited to Permitted Investments in accordance with the Escrow Agreement.

(b)                                 Interest Reporting.  Each Legal Entity and the QI acknowledge and agree (i) that the income earned on funds invested pursuant to the Escrow Agreement will be attributed to Exchangor for income tax purposes and (ii) for US tax withholding and information reporting purposes, all earnings in any Account will be reported and, as appropriate, taxes will be withheld upon and remitted on an annual basis whether such earnings are distributed or not.

SECTION 4.05.                                   Restrictions upon Funds.  All Relinquished Property Proceeds, Non-Qualified Proceeds and Additional Subsidies shall be held subject to the terms of this Agreement.  In particular, all Relinquished Property Proceeds (and any earnings thereon) shall be held subject to Treasury Regulations Sections 1.1031(k)-1(g)(4)(ii) and (g)(6).  Without limiting the foregoing, Exchangor’s right to receive, pledge, borrow, or otherwise obtain the benefits of any Relinquished Property Proceeds (whether in the form of money or other property) and any earnings thereon are expressly limited as provided in Treasury Regulations Sections 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-1(g)(6); and, with respect to each Exchange, Exchangor shall have no right, except as provided in paragraphs (g)(6)(ii) and (g)(6)(iii) of Treasury Regulation Section

1.1031(k)-1, to receive, pledge, borrow, or otherwise obtain the benefits of the money or other property related to such Exchange before the end of the Exchange Period for such Exchange.  The foregoing notwithstanding, the parties hereto acknowledge and agree that (a) Relinquished Property Proceeds shall be applied to pay any liabilities required to be repaid with sale proceeds of any Relinquished Property Subject to Liabilities as provided in Sections 4.02(a) and (b) Relinquished Property Proceeds may be withdrawn from any Exchange Account or Joint Disbursement Account upon a Disbursement Occurrence with respect to the related Relinquished Property.  Upon any Disbursement Occurrence, the QI shall, at such time and in satisfaction of the QI’s remaining obligations under this Agreement as to the related Exchange with respect to such Disbursement Occurrence, have the bank maintaining the Account where the applicable funds are on deposit pay any remaining amount relating to such Exchange, including accumulated interest as to such Exchange in any Exchange Account, to, or as directed by, the Legal Entities; provided that, if such funds relate to HVF Vehicles, such amount shall be paid to the Collection Account and if such funds relate to the HVF Segregated Vehicles constituting the Series-Specific Collateral for any Segregated Series, unless otherwise specified in a Segregated Series Supplement, such amount shall be paid to the Segregated Collection Account for such Segregated Series. All funds held in the Joint Collection Accounts, the Exchange Accounts, and the Joint Disbursement Accounts shall be subject to such restrictions as are necessary for such accounts to satisfy the Safe Harbors under Sections 5.02 and 5.03 of Rev. Proc. 2003-39.

SECTION 4.06.                                   Disbursements from Account.  All Relinquished Property Proceeds shall be held subject to the terms of this Agreement (including the terms of Section 4.01(f)) and, following any transfer of such Relinquished Property Proceeds to an Exchange Account or a Joint Disbursement Account in accordance with the terms hereof, the Escrow Agreement.

SECTION 4.07.                                   Disbursement Occurrence.  All Relinquished Property Proceeds and Additional Subsidies shall be held subject to the terms of this Agreement, the Escrow Agreement, the Collateral Agency Agreement or collateral agency agreement relating to a Segregated Non-Collateral Agency Series.  In particular, all Relinquished Property Proceeds (and any Qualified Earnings thereon) shall be held subject to Treasury Regulations Sections 1.1031(k)-1(g)(4)(ii) and (g)(6).  Without limiting the foregoing, Exchangor’s rights to receive, pledge, borrow, or otherwise obtain the benefits of any Relinquished Property Proceeds (whether in the form of money or other property) and any Qualified Earnings thereon are expressly limited as provided in Treasury Regulations Sections 1.1031(k)-1(g)(4)(ii) and 1.1031(k)-1(g)(6).  Exchangor shall have no right to receive, pledge, borrow, or otherwise obtain the benefits of Relinquished Property Proceeds or the Qualified Earnings thereon held in the Accounts except for amounts withdrawn solely for one of the following occurrences (each a “Disbursement Occurrence”):  (a) if Exchangor has not identified, or has revoked an identification with respect to, any Replacement Property on or before the end of the Identification Period, (b) after identification and after the Identification Period has expired, Exchangor has received all of the identified Replacement Property to which Exchangor is entitled, (c) after the end of the Exchange Period for any Relinquished Property or (d) the occurrence after the end of the Identification Period of a material and substantial contingency in regard to an Exchange as described in Treasury Regulations Section 1.1031(k)-1(g)(6)(iii).  All funds held in the Joint Collection Accounts, Exchange Accounts and Joint Disbursement

Accounts shall be subject to such restrictions as are necessary for such accounts to satisfy the requirements of Sections 5.02 and 5.03 of Rev. Proc. 2003-39.

ARTICLE V

Indemnity By Hertz

SECTION 5.01.                                   No Personal Liability.  The parties hereto agree that no director, officer, employee, member, shareholder or agent of any party to this Agreement shall have any personal liability under or in connection with this Agreement.

SECTION 5.02.                                   Indemnity.  (a) Hertz agrees to indemnify, hold harmless, and defend the QI, its respective agents, officers, directors, employees, members and affiliates (each a “QI Indemnitee”) from and against any and all losses, liabilities, costs and expenses suffered in connection with any claims or actions to the extent directly related to the QI’s involvement under this Agreement as a “Qualified Intermediary”, pursuant to Treasury Regulation Section 1.1031(k)-1(g)(4)(iii), unless such losses, liabilities, costs or expenses resulted from the gross negligence or willful misconduct of a QI Indemnitee.  This indemnity shall include losses, liabilities and claims resulting from payments, withdrawals or orders made or purported to be made in accordance with, or from actions taken in good faith and in reliance upon the provisions of this Agreement.  This indemnity shall include any and all claims arising from or in connection with the presence, release, threat of release, generation, analysis, storage, transportation, discharge or disposal of hazardous substances or hazardous materials (as such terms or similar terms may be defined in the provisions of applicable federal, state or local laws, irrespective of whether such laws, regulations, directives or ordinances are in existence at the date of this Agreement) to, in, under, about, adjacent, or from any Relinquished Property or Replacement Property, and all costs of investigation, soil and water sampling, drilling, testing, reporting, repair, removal, remediation, clean-up, closure, decontamination and detoxification of any property, including the rental and use of any equipment used in connection therewith; and including the cost of any professionals and persons performing any services in connection with any environmental clean-up, in each case, to the extent related to the QI’s involvement under this Agreement.

(b)                                 If the QI Indemnitee seeks indemnification for any loss, liability, cost, expense, claim or action described in Section 5.02(a) above, Hertz shall defend the claim at its expense and shall pay any settlements approved by the QI Indemnitee and any judgments which may be finally awarded; provided that, Hertz shall have the right to control the defense of such third party claims or actions.  The QI Indemnitee agrees to consult and cooperate to the extent reasonably deemed necessary by Hertz in such defense.

SECTION 5.03.                                   Survival.  The indemnities in this Article V shall survive the expiration or sooner termination of this Agreement and shall not merge into any document executed in conjunction herewith.  It is intended that the provisions of this Article V take precedence over the provisions of any other agreements between the parties entered into pursuant to this Agreement, and the parties agree that the provisions of this Article V may not be amended or modified except by a written agreement between the parties making express reference to this Article V.

ARTICLE VI

Representations, Warranties And Covenants

SECTION 6.01.                                   Representations and Warranties of the QI.  The QI hereby represents and warrants to each Legal Entity as of the date hereof and throughout the term of this Agreement and covenants, where applicable, with each Legal Entity as follows:

(a)                                 Organization, Power, Standing, and Qualification.  The QI has been duly organized and is in good standing and validly existing under the laws of the state of Delaware.  Except as otherwise required by applicable law, the QI will only qualify to do business or register as a sales and use tax vendor in those states requested in writing by a Legal Entity, and all costs and expenses of same shall be paid solely by such Legal Entity.  The QI shall at all times operate in a manner consistent with its certificate of incorporation and its bylaws.

(b)                                 Corporate Power and Authority.  The QI has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.  The QI has duly authorized, executed and delivered this Agreement.  This Agreement is a valid and binding obligation of the QI, enforceable in accordance with its terms.

(c)                                  Validity of Contemplated Transactions.  The execution and delivery of this Agreement by the QI and the performance of the QI’s obligations hereunder (i) will not violate the certificate of incorporation or bylaws of the QI, (ii) will not conflict with, violate, result in a breach of or constitute a default under any provision of applicable law, (iii) will not violate any order known to be issued by any court or government agency having jurisdiction over the QI and (iv) will not conflict with, violate, result in a breach of or constitute a default under or result in the imposition of any lien upon any of the properties or assets of the QI under the terms of, any agreement to which the QI is a party, which in the case of clauses (ii), (iii) and (iv) above, would, in the aggregate, reasonably be expected to have a material adverse effect on the legality, validity or enforceability of this Agreement or the QI’s ability to perform its obligations hereunder.

(d)                                 Indebtedness and Liens.  Except as expressly provided in this Agreement and the Escrow Agreement, neither the QI, nor any Person acting on behalf of or as an agent for the QI, has incurred or will incur any indebtedness for borrowed money, or guarantee any obligations of any other Person, or pledge, assign, transfer, or otherwise encumber (or permit or suffer to exist any Lien or any other of the foregoing encumbrances with respect to) its assets or any aspect of this Agreement whatsoever, including the Rights assigned herein to the QI by each Legal Entity.

(e)                                  Litigation and Compliance.  There is no action, suit, investigation or proceeding against the QI pending or threatened before any court, governmental agency or arbitrator that would reasonably be expected to have a material adverse effect on, the legality, validity or enforceability of this Agreement.

(f)                                   Tax Advice.  The QI represents that, except as expressly stated in this Agreement, at no time has it or its officers, directors, employees, agents or affiliates made any representation or rendered any advice with respect to the legal or tax aspects of the Exchanges contemplated herein.

(g)                                  No Consent.  No consent of, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Agreement by the QI or for the performance of any of the QI’s obligations hereunder.

(h)                                 Solvency.  Before and after giving effect to the transactions contemplated by this Agreement, the QI is solvent within the meaning of the Bankruptcy Code and the QI is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debt under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to the QI.

(i)                                     Ownership.  All of the issued and outstanding shares of the QI are owned by Owner, and have been validly issued, are fully paid and non-assessable.  The QI has no subsidiaries and owns no capital stock or any interest in any other Person.

(j)                                    No Other Agreements.  Other than as contemplated by this Agreement and the Escrow Agreement, (i) the QI is not a party to any contract or any agreement of any kind or nature and (ii) the QI is not subject to any obligations or liabilities of any kind or nature in favor of any third party.

(k)                                 Not a Disqualified Person.  At no time during the term of this Agreement will the QI knowingly permit itself to become a disqualified person within the meaning of such term as set forth in Section 1.1031(k)-1(k) of the Treasury Regulations (a “Disqualified Person”), taking into account all exceptions and exclusions therefrom.  To the best of the QI’s knowledge and without inquiry, neither the QI nor any Affiliate of the QI has, during the last two years, engaged in any activity which would cause the QI to be a Disqualified Person with respect to any Legal Entity.

SECTION 6.02.                                   Representations and Warranties of Owner.  Owner hereby represents and warrants to each Legal Entity as of the date hereof and throughout the term of this Agreement and covenants, where applicable, with each Legal Entity as follows:

(a)                                 Organization, Power, Standing, and Qualification.  Owner has been duly organized and is in good standing and validly existing under the laws of the state of its organization.

(b)                                 Corporate Power and Authority.  Owner has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.  Owner has duly authorized, executed and delivered this Agreement.  This Agreement is a valid and binding obligation of Owner, enforceable in accordance with its terms.

(c)                                  Validity of Contemplated Transactions.  The execution and delivery of this Agreement by Owner and the performance of Owner’s obligations hereunder (i) will not violate the organizational documents of Owner, (ii) will not conflict with, violate, result in a breach of or constitute a default under any provision of applicable law, (iii) will not violate any order known to be issued by any court or government agency having jurisdiction over Owner and (iv) will not conflict with, violate, result in a breach of or constitute a default under or result in the imposition of any lien upon any of the properties or assets of Owner under the terms of, any material indenture other material agreement to which Owner is a party, which in the case of clauses (ii), (iii) and (iv) above, either would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the legality, validity or enforceability of this Agreement or Owner’s ability to perform its obligations hereunder.

(d)                                 Litigation and Compliance.  There is no action, suit, investigation, litigation or proceeding against Owner pending or threatened before any court, governmental agency or arbitrator that challenges, or would reasonably be expected to have a material adverse effect on, the legality, validity or enforceability of this Agreement.

(e)                                  Not a Disqualified Person.  Owner shall not knowingly cause the QI to become a Disqualified Person during the period commencing on the execution date hereof through and including the date of transfer of any Replacement Property to such Legal Entity as part of the LKE Program.  To the best of Owner’s knowledge and without inquiry, neither Owner nor any Affiliate of Owner, during the last two years, engaged in any activity that would cause Owner to be a disqualified Person with respect to any Legal Entity.

(f)                                   No Consents.  No consent of, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Agreement by Owner or for the performance of Owner’s obligations hereunder, other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been previously obtained by such Owner.

(g)                                  Ownership of QI.  The QI is wholly owned directly by Owner.

SECTION 6.03.                                   Representations and Warranties of Each Legal Entity.  Each Legal Entity, separately and not jointly, hereby represents and warrants to the QI as of the date hereof and on the date of each of the transactions described in Article II, Article III and Article IV hereof and covenants, where applicable, with the QI as follows:

(a)                                 Organization, Power, Standing, and Qualification.  Such Legal Entity has been duly organized and is in good standing and validly existing under the laws of the state of Delaware.

(b)                                 Corporate Power and Authority.  Such Legal Entity has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.  Such Legal Entity has duly authorized, executed and delivered this Agreement.  This Agreement is a valid and binding obligation of such Legal Entity, enforceable in accordance with its terms.

(c)                                  Validity of Contemplated Transactions.  The execution and delivery of this Agreement by such Legal Entity and the performance of such Legal Entity’s obligations hereunder (i) will not violate the certificate of incorporation or bylaws or limited liability company agreement, as applicable, of such Legal Entity, (ii) will not conflict with, violate, result in a breach of or constitute a default under any provision of applicable law, (iii) will not violate any order known to be issued by any court or government agency having jurisdiction over such Legal Entity and (iv) will not conflict with, violate, result in a breach of or constitute a default under or result in the imposition of any lien upon any of the properties or assets of such Legal Entity under the terms of, any material indenture other material agreement to which such Legal Entity is a party, which in the case of clauses (ii), (iii) and (iv) above, either would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the legality, validity or enforceability of this Agreement or such Legal Entity’s ability to perform its obligations hereunder.

(d)                                 Litigation and Compliance.  There is no action, suit, investigation, litigation or proceeding against such Legal Entity pending or threatened before any court, governmental agency or arbitrator that challenges, or would reasonably be expected to have a material adverse effect on, the legality, validity or enforceability of this Agreement.

(e)                                  Legal or Tax Advice.  Such Legal Entity acknowledges that neither the QI nor any officer, director, employee, agent or affiliate of the QI has made representation or rendered any advice with respect to the legal or tax aspects of the Exchanges contemplated hereby.  Such Legal Entity further acknowledges that it has been advised to seek independent legal and tax advice regarding the LKE Program, regarding whether any Relinquished Property and Replacement Property are like-kind under Sections 1.1031(a)-2 and 1.1031(k)-1 of the Treasury Regulations and to have this Agreement reviewed and approved by independent counsel.

(f)                                   Not a Disqualified Person.  Such Legal Entity hereby represents and warrants to the QI that, to the best of such Legal Entity’s knowledge, as of the date hereof, the QI is not a Disqualified Person with respect to such Legal Entity, taking into account all exceptions and exclusions therefrom.  Such Legal Entity shall not knowingly cause the QI to become a Disqualified Person during the period commencing on the execution date hereof through and including the date of transfer of any Replacement Property to such Legal Entity as part of the LKE Program.

(g)                                  No Consents.  No consent of, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery of this Agreement by such Legal Entity or for the performance of any of such Legal Entity’s obligations hereunder, other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been previously obtained by such Legal Entity.

SECTION 6.04.                                   Survival of Representations and Warranties.  All representations and warranties made herein by the parties shall survive the execution, delivery, performance and termination of this Agreement.

SECTION 6.05.                                   Maintenance of Separate Existence.  The QI covenants and agrees that it shall do all things necessary to continue to be readily distinguishable from Owner and its affiliates and maintain its corporate existence separate and apart from that of Owner and its affiliates including:

(a)                                 practicing and adhering to organizational formalities, such as maintaining appropriate books and records;

(b)                                 observing all organizational formalities in connection with all dealings between itself and Owner, and the affiliates or any unaffiliated entity with respect to Owner;

(c)                                  observing all procedures required by its certificate of incorporation, its by-laws and the laws of the state of its incorporation;

(d)                                 acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses;

(e)                                  managing its business and affairs by or under the direction of its board of directors;

(f)                                   ensuring that its board of directors duly authorizes all of its actions;

(g)                                  maintaining at least two directors who are Independent Directors and maintaining the requirement in its organic documents that no Material Action may be taken without the affirmative vote of its Independent Directors;

(h)                                 owning or leasing (including through shared arrangements with affiliates) all office furniture and equipment necessary to operate its business;

(i)                                     not:

(A)                               having or incurring any indebtedness to Owner or its affiliates or any other Person;

(B)                               guaranteeing or otherwise becoming liable for any obligations of Owner or its affiliates or any other Person;

(C)                               having obligations guaranteed by Owner or its affiliates or any other Person;

(D)                               holding itself out as responsible for debts of Owner or its affiliates or any other Person or for decisions or actions with respect to the affairs of Owner or its affiliates or any other Person;

(E)                                operating or purporting to operate as an integrated, single economic unit with respect to Owner, its affiliates or any other Person;

(F)                                 seeking to obtain credit or incur any obligation to any third party based upon the assets of Owner, its affiliates or any other Person;

(G)                               inducing any such third party to reasonably rely on the creditworthiness of Owner, its affiliates or any other Person; and

(H)                              being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of Owner, its affiliates or any other Person;

(j)                                    maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person;

(k)                                 maintaining its financial records separate and apart from those of any other Person;

(l)                                     not suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors of Owner, its affiliates or any other Person;

(m)                             compensating all its employees, officers, consultants and agents for services provided to it by such Persons out of its own funds;

(n)                                 maintaining office space separate and apart from that of Owner, its affiliates and any other Person and a telephone number separate and apart from that of Owner, its affiliates and any other Person;

(o)                                 conducting all oral and written communications, including letters, invoices, purchase orders, contracts, statements, and applications solely in its own name;

(p)                                 having separate stationery from Owner, its affiliates or any other Person;

(q)                                 accounting for and managing all of its liabilities separately from those of Owner, its affiliates and any other Person;

(r)                                    allocating, on an arm’s-length basis, all shared corporate operating services, leases and expenses, including those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintaining an arm’s-length relationship with each of Owner, its affiliates and any other Person;

(s)                                   refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving Owner to substantively consolidate Owner with an affiliate or any other Person;

(t)                                    remaining solvent and assuring adequate capitalization for the business in which it is engaged;

(u)                                 conducting all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of Owner or its affiliates; and

(v)                                 not taking any Material Action without the affirmative vote of its Independent Directors.

SECTION 6.06.                                   Ownership by Owner; Mergers.  Other than pursuant to Section 6.10, Owner will not sell, assign, pledge or otherwise transfer any of its interest in the QI.  The QI will not merge or consolidate with or into any other Person unless the QI complies with Section 8.04.

SECTION 6.07.                                   Organizational Documents.  The QI will not amend any of its organizational documents, including its certificate of incorporation and by-laws, unless (i) such amendment is approved by all of its directors, including its Independent Directors, (ii) prior to such amendment, the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding will be met and (iii) in the case of its certificate of incorporation, the amended certificate of incorporation provides that the QI will not take any Material Action without the affirmative vote of its Independent Directors.

SECTION 6.08.                                   No Other Agreements.  The QI will not enter into or be a party to any agreement or instrument other than this Agreement, the Escrow Agreement and any documents and agreements incidental thereto or entered into as contemplated herein.

SECTION 6.09.                                   Other Business.  The QI will not engage in any business or enterprise or enter into any transaction other than the making of Exchanges pursuant to this Agreement, the related exercise of its rights as Qualified Intermediary hereunder, the incurrence and payment of ordinary course operating expenses and other activities related to or incidental to either of the foregoing.

SECTION 6.10.                                   QI Sale.

(a)                                 Hertz may deliver a written notice (a “Sale Notice”) to Owner at any time.  If Hertz delivers a Sale Notice and does not deliver another written notice to the Owner withdrawing such sale Notice before the QI Sale is consummated, then the Owner shall transfer all of the capital stock of the QI to such purchaser as may be designated by Hertz in such Sale Notice (the “QI Sale”) on the date specified for such transfer in the Sale Notice, which date shall not be less than five days (or such shorter period as may be agreed upon by Hertz and Owner) after the delivery of such Sale Notice.  Any such purchaser shall not be Hertz or a Disqualified Person.

(b)                                 In the event of a QI Sale, Owner shall:

(i)                                     transfer all of the capital stock of the QI to the purchaser designated in the related Sale Notice for such consideration (which may be nominal) as may be designated by Hertz in such Sale Notice;

(ii)                                  execute and deliver all documents, instruments and consents as may be specified by Hertz as reasonably necessary or desirable to effectuate the QI Sale;

(iii)                               make representations and warranties as to its title to the capital stock of the QI being sold, the absence of any liens thereon and its power, authority and right to consummate the QI Sale without contravention of law or contract;

(iv)          make such further representations and warranties that are reasonable, customary and appropriate and that the purchaser of the capital stock of the QI reasonably requests; and

(v)           be liable for any breach of the representations and warranties made by it in connection with such QI Sale.

(c)           All expenses incurred by Owner in connection with any QI Sale shall be borne by the Owner.

(d)           Upon the consummation of a QI Sale, (i) the rights, duties and obligations of the transferring Owner shall be assigned and delegated to the new Owner and the transferring Owner shall be released from its obligations under this Agreement, except to the extent such obligations relate to periods prior to the QI Sale, and (ii) the new Owner shall become a party to this Agreement pursuant to an agreement in substantially the form of Exhibit A hereto (an “Accession Agreement”).

(e)           For so long as any Series of Notes is Outstanding, notwithstanding the foregoing provisions of this Section 6.10, a QI Sale may only be consummated if (a) the Rating Agency Condition with respect to each Series of Notes Outstanding shall have been satisfied, and (b) the purchaser designated in the related Sale Notice (or, if there exists an ultimate parent of such designated purchaser, then such ultimate parent) shall have (i) a short-term credit rating of at least “P-1” from Moody’s and a long-term credit rating of at least “A1” from Moody’s, in each case at the time such QI Sale would become effective but for this Section 6.10(e) or (ii) a long-term credit rating of at least “Baa3” from Moody’s at the time such QI Sale would become effective but for this Section 6.10(e); provided that, no QI Sale may be consummated in reliance on the preceding clause (b)(ii) unless the Trustee shall have received a QI Nonconsolidation Opinion on or prior to the date of such consummation (which QI Nonconsolidation Opinion shall assume the consummation of such QI Sale).

SECTION 6.11.            Trademark License.  (a) Subject to the terms of this Section 6.11, Hertz grants the QI a non-exclusive, royalty-free license to use the service mark “Hertz”, as evidenced by Certificate of Registration No. 0614123 (the “Licensed Trademark”) with respect only to the QI’s service as Qualified Intermediary pursuant to this Agreement (the “Licensed Services”), and in connection therewith, in the QI’s trade name and company name.

(b)           The QI agrees to provide, at Hertz’s request, specimens showing use of the Licensed Trademark with respect to the Licensed Services for Hertz’s inspection and approval and as needed by Hertz to file in the United States Patent and Trademark office evidencing use of the Licensed Trademark in commerce by the QI.

(c)           The QI acknowledges that Hertz owns the Licensed Trademark, and that it has no rights with respect thereto other than the licenses set forth in this Section 6.11.  Any rights in the Licensed Trademark arising from the use of the Licensed Trademark by the QI shall inure and accrue exclusively to Hertz.

(d)           The QI shall only use the Licensed Trademark in a manner previously approved by Hertz.

(e)           The QI agrees to provide the Licensed Services in accordance with standards of quality approved by Hertz.  Hertz’s designee shall have the right, at all reasonable times, during normal business hours, to enter the QI’s premises to inspect any documents or records relating to the Licensed Services, for the purpose of enabling Hertz to assess whether the Licensed Services comply with the standards of quality submitted or approved by Hertz.  If the Licensed Services supplied by the QI do not conform with the standards of quality approved by Hertz in any respect, Hertz shall so inform the QI in writing of such failure to conform, and the QI shall immediately cease use of the Licensed Trademark.

(f)            The QI agrees to inform Hertz of the use of any marks similar to the Licensed Trademark and any potential infringements of the Licensed Trademark that come to its attention.

(g)           In the event the QI is named as defendant in any action based on its use of the Licensed Trademark, the QI agrees to immediately notify Hertz, and Hertz shall have the right to intervene in any such action and to control and direct the defense thereof, including the right to select defense counsel, provided that in the event Hertz chooses to exercise control, Hertz agrees to reimburse the QI for the cost of the QI’s defense and to indemnify the QI against all damages arising therefrom, provided that the QI has complied with all its obligations under this Section 6.11 and has cooperated with Hertz in the defense of such action.

(h)           Upon termination of this Agreement, the QI agrees to discontinue all use of the Licensed Trademark in any manner whatsoever, including use and registration of the Licensed Trademark in the QI’s trade name and company name.  Upon termination of this Agreement, all rights granted to the QI under this Section 6.11 shall revert to Hertz.

SECTION 6.12.            Confidentiality.  (a) The QI shall keep confidential, and cause its affiliates and its and their officers, directors, employees and advisors to keep confidential, all information relating to each Legal Entity (the “Confidential Information”), except as required by law or administrative process or as provided for in this Agreement and except for information that is available to the public as of the date of this Agreement or thereafter becomes available to the public other than as a result of a breach of this Section 6.12.

(b)           Notwithstanding anything to the contrary set forth in Section 6.12(a), (i) the QI may disclose any of the Confidential Information provided by a Legal Entity to any bank or other governmental regulatory authority having jurisdiction over the QI upon the request of the regulatory authority without having to provide such Legal Entity with notice of any kind and (ii) in the event that the QI is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that the QI will, if reasonably practicable and to the extent permitted by law, provide Hertz with prompt notice of such request or requirement so that Hertz may seek an appropriate protective order or waive compliance by the QI with the provisions of this Agreement, and if, in the absence of such protective order or the receipt of such waiver hereunder, the QI is nonetheless, in the opinion of the QI’s counsel, legally required to disclose such Confidential Information or else stand liable for contempt or suffer other censure or penalty, the QI may disclose such information without liability hereunder;

provided however that, the QI shall disclose only that portion of such Confidential Information that it is legally required to disclose.

ARTICLE VII

Term And Compensation; Escrow Agreement Termination

SECTION 7.01.            Term, Termination and Special Termination.

(a)           Term.

(i)            The term of this Agreement shall begin on December 21, 2005, and shall continue for thirty-six (36) months from December 21, 2005.  This Agreement shall be automatically renewed for successive thirty-six (36) month terms, unless the QI notifies each of the Legal Entities and the Trustee in writing at least one-hundred-twenty (120) days prior to the end of a term of its desire to terminate this Agreement.

(ii)           In addition, (x) a Legal Entity may terminate this Agreement at any time with respect to such Legal Entity (or, in the case of HVF, the portion of this Agreement relating to HVF Vehicles or HVF Segregated Vehicles relating to any Segregated Series), by providing not less than sixty (60) days prior written notice to the QI and the Trustee and (y) this Agreement shall automatically terminate (1) with respect to the HVF Vehicles, at midnight on the 45th calendar day after the occurrence of a QI Parent Downgrade Event that continues unremedied at such time, (2) with respect to the HVF Segregated Vehicles that constitute Series-Specific Collateral for any Segregated Series that has one or more Rating Agencies rating the Segregated Notes related to such Segregated Series at HVF’s request at 11:59 p.m. on the 45th calendar day after the occurrence of a QI Parent Downgrade Event that continues unremedied at such time, (3) with respect to the HVF Vehicles, the first date on which an Amortization Event is continuing with respect to each Series of Notes Outstanding and (4) with respect to Relinquished Property Proceeds then on deposit in an HVF Segregated Exchange Account relating to the HVF Segregated Vehicles constituting Series-Specific Collateral for a Segregated Series securing an Affiliate Issuer Series of Notes, on the date of the occurrence of an LKE 7.01 Trigger Event with respect to such Segregated Series.

(iii)          The date that is (x) the end of a thirty-six (36) month term (as may be renewed), (y) sixty (60) days after a Legal Entity’s notice as provided herein, solely with respect to such Legal Entity, or (z) (i) the 45th calendar day following the occurrence of a QI Parent Downgrade Event that continues unremedied at such time, solely with respect to the HVF Vehicles and the HVF Segregated Vehicles that constitute Series-Specific Collateral for any Segregated Series (other than any Segregated Series that does not have one or more Rating Agencies rating the related Segregated Notes at the request of the Issuer), (ii) the first date on which one or more Amortization Events are continuing as specified in clause (3) of the immediately preceding paragraph, solely with respect to the HVF Vehicles, or (iii) the date of the occurrence of an LKE 7.01 Trigger Event as specified in clause (4) of the immediately preceding paragraph, solely with respect to the Relinquished Property Proceeds then on deposit in an HVF Segregated

Exchange Account relating to HVF Segregated Vehicles that constitute Series-Specific Collateral for such Segregated Series securing such Affiliate Issuer Series of Notes, shall be called the “Termination Date”.  Upon any such termination, (i) this Agreement shall remain in effect with respect to Relinquished Property Proceeds relating to a sale to a Buyer prior to the Termination Date and for which no Disbursement Occurrence has taken place, (ii) any indemnities and obligations owing to the QI under this Agreement as of the Termination Date shall survive until satisfied or otherwise terminated, (iii) if such Termination Date relates to the HVF Vehicles no further Relinquished Property Proceeds, Qualified Earnings thereon or other amounts attributable to the transfer of an HVF Vehicle or other HVF Vehicle Collateral shall be transferred from an HVF Exchange Account to any Escrow Account, Joint Disbursement Account or any account other than the Collection Account and (iv) if such Termination Date relates to the HVF Segregated Vehicles constituting Series-Specific Collateral for any Segregated Series no further Relinquished Property Proceeds, Qualified Earnings thereon or other amounts attributable to the transfer of an HVF Segregated Vehicle or other HVF Segregated Vehicle Collateral, in each case relating to such Segregated Series, shall be transferred from an HVF Segregated Exchange Account relating to such Segregated Series to any Escrow Account relating to such Segregated Series, Joint Disbursement Account relating to such Segregated Series or any account other than the Segregated Collection Account relating to such Segregated Series.

(iv)          Termination of this Agreement pursuant to this Section 7.01(a) shall not affect any rights or obligations of the parties hereto under an Exchange that has not yet been completed as of the Termination Date (a “Pending Exchange”), and in the event that this Agreement terminates with respect to any party hereto pursuant to this Section 7.01(a), such party shall not take any action that causes a pending Exchange not to qualify under Section 1031 of the Code or in a manner that would violate Sections 1.1031(k)-1(g)(4)(ii) or (g)(6) of the Treasury Regulations or Revenue Procedure 2003-39.

(v)           Subject to the restrictions above, upon the Termination Date, the QI shall, at such time, and in satisfaction of the QI’s remaining obligations under this Agreement with respect to the portion of this Agreement so terminated, pay all funds in any Account to the applicable Legal Entity or such Legal Entity’s designee or, in the case of (i) funds in an HVF Exchange Account or otherwise arising from or attributable to the disposition of HVF Vehicles, to the Collection Account or (ii) funds in an HVF Segregated Exchange Account relating to a particular Segregated Series or otherwise arising from or attributable to the disposition of HVF Segregated Vehicles comprising Series-Specific Collateral for such Segregated Series, to the Segregated Collection Account relating to such Segregated Series.

(vi)          The Collateral Servicer will provide notice of any Termination Date to each Rating Agency.

(vii)         Notwithstanding anything to the contrary in this Section 7.01(a), if any such Termination Date has occurred but the event that directly caused such Termination Date has been waived, cured or is otherwise no longer continuing, then the parties hereto may reinstate this Agreement in full by written instrument executed by each such party and, (x) in the case that such Termination Date occurred with respect to any HVF Vehicles and any HVF Segregated Vehicles constituting Series-Specific Collateral with respect to any Segregated Series, as a result of a QI Parent Downgrade Event, upon satisfaction of the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding, and (y) in the case that such Termination Date occurred with respect to the HVF Vehicles, as a result of an Amortization Event with respect to each Series of Notes Outstanding, upon satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding, this Agreement shall be reinstated in full and such Termination Date shall be deemed not to have occurred for all purposes on and after such reinstatement.

(b)           Special Termination.

(i)            Notwithstanding the provisions of Section 7.01(a), this Agreement shall automatically terminate at 11:59 p.m. on the 90th calendar day after the occurrence of a QI Parent Downgrade Event that continues unremedied at such time.  The 90th calendar day following the occurrence of a QI Parent Downgrade Event that continues unremedied at such time shall be called the “Special Termination Date”.  Upon any such termination:

(A)          this Agreement shall remain in effect with respect to Relinquished Property Proceeds relating to a sale to a Buyer prior to the Special Termination Date and for which no Disbursement Occurrence has taken place,

(B)          any indemnities and obligations owing to the QI under this Agreement as of the Special Termination Date shall survive until satisfied or otherwise terminated,

(C)          no further Relinquished Property Proceeds, Qualified Earnings thereon or other amounts attributable to the transfer of an HVF Vehicle or other HVF Vehicle Collateral or an HVF Segregated Vehicle or other HVF Segregated Vehicle Collateral shall be transferred from an HVF Exchange Account or an HVF Segregated Exchange Account to any Escrow Account, Joint Disbursement Account or any account other than the Collection Account (in the case of such amounts attributable to the transfer of an HVF Vehicle or other HVF Vehicle Collateral) or the applicable Segregated Collection Account (in the case of such amounts attributable to the transfer of such an HVF Segregated Vehicle or such other HVF Segregated Vehicle Collateral relating to any Segregated Series), and

(D)          no further Relinquished Property Proceeds, Qualified Earnings thereon or other amounts attributable to the transfer of a Sidecar Financed Vehicle or any related collateral shall be transferred to any Escrow Account or Joint Disbursement Account.

(ii)           Termination of this Agreement pursuant to this Section 7.01(b) shall not affect any rights or obligations of the parties hereto under an Exchange that has not yet been completed as of the Special Termination Date, and in the event that this Agreement terminates pursuant to this Section 7.01(b), no party shall take any action that causes a pending Exchange not to qualify under Section 1031 of the Code or in a manner that would violate Sections 1.1031(k)-1(g)(4)(ii) or (g)(6) of the Treasury Regulations or Revenue Procedure 2003-39.  Subject to the restrictions above, upon the Special Termination Date, the QI shall, at such time, and in satisfaction of the QI’s remaining obligations under this Agreement, pay all funds in any Account to the applicable Legal Entity or such Legal Entity’s designee or, in the case of funds in an HVF Exchange Account relating to or otherwise arising from or attributable to the disposition of HVF Vehicles owned by HVF, to the Collection Account or, in the case of funds in an HVF Exchange Account relating to or otherwise arising from or attributable to the disposition of HVF Segregated Vehicles owned by HVF comprising Series-Specific Collateral for any Segregated Series, to the Segregated Collection Account for such Segregated Series.

(iii)          On the Special Termination Date, the name of the QI shall be removed from the Joint Collection Accounts.  The Collateral Servicer will provide notice of the Special Termination Date to each Rating Agency.  Notwithstanding the foregoing, if any such Special Termination Date has occurred but the event that directly caused such Special Termination Date has been waived, cured or is otherwise no longer continuing, the parties hereto may reinstate this Agreement in full by written instrument executed by each such party and, upon satisfaction of the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding, this Agreement shall be reinstated in full and such Termination Date shall be deemed not to have occurred for all purposes on and after such reinstatement.

SECTION 7.02.            Compensation.  The Legal Entities agree to pay the QI in a timely manner after receipt of a quarterly invoice therefor and any reasonably required supporting documentation, the fees and other amounts as agreed upon by the Legal Entities and the QI.  If this Agreement is terminated for any reason, the QI will continue to be compensated with respect to all Exchanges being made by the QI until all such Exchanges are completed.

SECTION 7.03.            Escrow Agreement Termination.  If (i) the Legal Entities terminate the Escrow Agreement or any portion thereof pursuant to Section 6.14 thereof or (ii) the Escrow Agent terminates the Escrow Agreement pursuant to Section 6.10 thereof, and a new escrow holder is not appointed prior to the termination of the Escrow Agreement, the QI shall, at such time, pay all funds in any Account relating to such termination to the applicable Legal Entity or such Legal Entity’s designee or, in the case of funds in an HVF Exchange Account relating to or otherwise arising from or attributable to the disposition of HVF Vehicles owned by HVF, to the Collection Account or, in the case of funds in an HVF Segregated Exchange Account relating to or otherwise arising from or attributable to the disposition of HVF Segregated Vehicles owned by HVF comprising Series-Specific Collateral for any Segregated Series, to the Segregated Collection Account for such Segregated Series.

ARTICLE VIII

Miscellaneous

SECTION 8.01.            Pending Litigation.  If any party hereto receives any written notice that there is, or may be, a pending or threatened litigation against such party in any manner relating to this Agreement, the LKE Program or such party’s ability to perform under this Agreement or that may adversely affect any other party hereto, then the party receiving said notice shall immediately notify the other parties hereto pursuant to Section 8.02 and shall notify the Trustee at the address set forth in the Base Indenture; provided that, HVF upon obtaining knowledge, or receipt of notice, of any such pending or threatened litigation shall also notify each Enhancement Provider.

SECTION 8.02.            Notices.  All notices, requests, demands, waivers, consents, approvals or other communications required or permitted hereunder will be in writing, will be deemed given when actually received and will be given by personal delivery, by facsimile transmission with receipt acknowledged, by means of electronic mail, by same day or overnight courier services or by registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the QI or the Owner:

DB Services Americas, Inc.
c/o Deutsche Bank
Office of the Secretary
60 Wall Street
New York, NY  10005
Attention:  Sandra L. West
Fax:  (732) 578-3922

with a copy to

c/o Deutsche Bank National Trust Company
One International Place
12th Floor
Boston, MA 02110
Attn: Brenton Allen
E-mail: brenton.allen@db.com

If to Hertz, HGI, HVF or HCS:

c/o The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attention:   Treasurer
Fax:  (201) 307-2476

with a copy to the Administrator at:

The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attention:   Treasurer
Fax:  (201) 307-2476

If to Trustee:

The Bank of New York Mellon, N.A.
2 North LaSalle, Suite 1020
Chicago, IL 60602
Attn: Corporate Trust Administrator-Structured Finance
Phone: (312) 827-8569
Fax: (312) 827-8562

If to Sidecar Administrative Agent:

Crédit Agricole Corporate and Investment Bank
227 W. Monroe Street #3800

Chicago, IL 60606
Attention: Eric O’Dell, Managing Director
Phone: (312) 220-7311
Email: eric.odell@ca-cib.com

Crédit Agricole Corporate and Investment Bank
227 W. Monroe Street #3800

Chicago, IL 60606
Attention: Mike McIntyre, Director
Phone: (312) 220-7317
Email: mike.mcintyre@ca-cib.com

with a copy to:

Crédit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Marisol Ortiz
Phone: (212) 261-3710
Email: marisol.ortiz@ca-cib.com

Notice of any change in any such address, facsimile number or e-mail address will also be given in the manner set forth above.  Whenever the giving of notice is required, the party entitled to receive such notice may waive the giving of such notice.

SECTION 8.03.            Amendments.  Subject to Section 7.01, this Agreement may be amended and supplemented only by a written instrument duly executed by all the parties hereto upon satisfaction of the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding; provided that, an Accession Agreement may be entered into pursuant to Section 6.10(d) subject only to the consent of Owner and each Legal Entity.

SECTION 8.04.            Successors and Assigns; No Third-Party Beneficiaries.

(a)           This Agreement shall be binding upon and inure to the benefit of each party and its successors in interest and permitted assigns.  Except as expressly otherwise allowed herein (including Section 6.01(d)), no party may assign or otherwise transfer any of its rights or delegate any of its duties or obligations under this Agreement without the prior written consent of each other party, which consent shall not be unreasonably withheld; provided however that, no assignment by the QI shall be effective without satisfaction of the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding; provided further however that, (1) each Legal Entity may pledge all of its right, title and interest in this Agreement to the extent not otherwise prohibited by the Related Documents and (2) any party hereto may assign (subject to the Rating Agency Condition with respect to each Series of Indenture Notes Outstanding in the case of the QI) this Agreement, without such written consent, to a successor or surviving entity resulting from a merger or acquisition involving substantially all of a party’s stock or assets; provided further that, any assignment by the QI or any transfer of any interest in this Agreement by the QI, whether by merger or acquisition or otherwise, shall only be effective if (i) the successor or surviving entity (x) is a bankruptcy-remote, special purpose entity organized under the laws of any state of the United States, is not an affiliate of Hertz, HVF, HGI or HCS and has organic documents that provide that it will not take any Material Action without the affirmative vote of its Independent Directors and (y) expressly agrees in writing to abide by the terms of this Agreement and the Escrow Agreement and (ii) HVF and Hertz consent to such assignment or transfer.  In addition to the foregoing and only for so long as any Series of Notes is Outstanding, with respect to any assignment by the QI or any transfer of any interest in this Agreement by the QI, whether by merger or acquisition or otherwise, such assignment by the QI or such transfer of any interest in this Agreement by the QI may only be effected if the ultimate parent of such prospective transferee or assignee shall have (i) a short-term credit rating of at least “P-1” from Moody’s and a long-term credit rating of at least “A1” from Moody’s, in each case at the time such transfer or assignment would become effective but for this sentence, or (ii) a long-term credit rating of at least “Baa3” from Moody’s at the time such transfer or assignment would become effective but for this sentence; provided that, no such assignment or transfer may be effected in reliance on the preceding clause (ii) unless the Trustee shall have received a QI Nonconsolidation Opinion on or prior to the date of such assignment or transfer, as the case may be (which QI Nonconsolidation Opinion shall assume the consummation of such assignment or transfer, as the case may be).

(b)           To secure the payment of the Note Obligations from time to time owing by HVF under the Indenture, HVF has pledged and assigned to the Collateral Agent a security interest in all of its right, title and interest in, to and under this Agreement as it relates to the HVF Vehicles, and the QI hereby consents to such assignment.

(c)           To secure the payment of the Segregated Series Note Obligations from time to time owing by HVF under any Segregated Series Supplement, HVF has pledged and assigned to the Collateral Agent (or any collateral agent relating to a Segregated Non-Collateral Agency Series) a security interest in all of its right, title and interest in, to and under this Agreement as it relates to the HVF Segregated Vehicles pledged as Series-Specific Collateral for such Segregated Series, and the QI hereby consents to such assignment.

(d)           To secure HGI’s obligations under the HGI Credit Facility and all other liabilities of HGI from time to time owing by HGI to Hertz thereunder, HGI has pledged and assigned, to the Collateral Agent a security interest in all right, title and interest in, to and under this Agreement and the QI hereby consents to such assignment.

(e)           To secure Hertz’s obligations under the Sidecar Credit Agreement, the other Sidecar Loan Documents and certain other Financing Documents with respect to which Hertz is a borrower, Hertz has pledged and assigned to the Collateral Agent a security interest in all right, title and interest in, to and under this Agreement and the QI hereby consents to such assignment.

(f)            To secure HCS’s obligations under the Sidecar Credit Agreement, the other Sidecar Loan Documents and certain other Financing Documents with respect to which HCS is a borrower, HCS has pledged and assigned to the Collateral Agent a security interest in all right, title and interest in, to and under this Agreement and the QI hereby consents to such assignment.

(g)           Except as provided in this paragraph, nothing contained in this Agreement is intended, or will be construed, to confer upon or give to any Person, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

SECTION 8.05.            Governing Law, Venue, Jury Trial Waiver.

(a)           GOVERNING LAW AND VENUE.  THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.  VENUE SHALL BE IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF NEW YORK.

(b)           JURY TRIAL WAIVER.  EACH LEGAL ENTITY AND THE QI HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING FROM THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ANY COUNTERCLAIM THERETO.

SECTION 8.06.            Indebtedness.  The QI shall not assume any secured loan or other obligation on any Replacement Property or execute any promissory note or other evidence of indebtedness in connection with the acquisition of any Replacement Property, including any of the foregoing that would impose any personal liability upon the QI for repayment of such obligation.  The QI shall not execute any agreement nor participate in any transaction that, in the reasonable opinion of the QI or its counsel, would require the QI to engage in any unlawful or fraudulent action.

SECTION 8.07.                                   Strict Performance.  The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder; provided that, any provision may be waived by the party intended to benefit therefrom by a written instrument signed by such party.

SECTION 8.08.                                   Severability; Interpretation.  If any provision of this Agreement is held illegal, invalid or unenforceable in a jurisdiction, this Agreement will, in such circumstances, be deemed modified in such jurisdiction to the extent necessary to render enforceable the provisions hereof, and such illegality, invalidity or unenforceability will not affect any other provision of this Agreement in any other jurisdiction.  It is the intent of the parties hereto that this Agreement comply with the requirements for like-kind exchanges pursuant to Section 1031 of the Code and the regulations thereunder and for a like-kind exchange program pursuant to Revenue Procedure 2003-39.  To the greatest extent possible, the provisions of this Agreement shall be interpreted in a manner consistent with such intent.

SECTION 8.09.                                   Dates, Descriptions, Values, and Matching.  Each Legal Entity shall be ultimately and solely responsible for the accuracy of any transfer dates, the Relinquished Property and the Replacement Property descriptions, the Relinquished Property and the Replacement Property values and the Relinquished Property and the Replacement Property matching with respect to each Exchange performed pursuant to its LKE Program.

SECTION 8.10.                                   Counterparts.  This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts when taken together will constitute but one and the same instrument.  The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed and delivered by each other party hereto.  It will not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterparts.

SECTION 8.11.                                   Entire Agreement.  This Agreement, as supplemented by the Escrow Agreement, constitutes the entire understanding and agreement among the parties with respect to the subject matter contained herein and supersedes and merges any prior understandings and agreements (whether written or oral) respecting such subject matter.

SECTION 8.12.                                   Electronic Execution.  This Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) may be transmitted and/or signed by facsimile or other electronic means (e.g., a “pdf” or “tiff”).  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement (including, for the avoidance of doubt, any joinder, schedule, annex, exhibit or other attachment hereto) or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.

SECTION 8.13.                                   Acknowledgment of Independent Relationship.  Each Legal Entity and the QI mutually acknowledge and agree that, pursuant to this Agreement, the QI will solely acquire Rights in contracts to both the Relinquished Property and the Replacement Property in accordance with the provisions of Section 1031 of the Code and the Treasury Regulations thereunder and that legal title to the Relinquished Property will be transferred to one or more Buyers and legal title to the Replacement Property will be transferred to the applicable Legal Entity.  The QI and each Legal Entity desire to maintain an independent relationship, therefore, the QI and each Legal Entity hereby acknowledge that in engaging in the activities contemplated by this Agreement, the QI is acting as a Qualified Intermediary.  In no event shall the QI or any of the QI’s directors, officers, employees, agents or shareholders be deemed to be acting as an agent of any Legal Entity (except as expressly provided in this Agreement and the Treasury Regulations), nor shall the QI have any fiduciary relationship to any Legal Entity.

SECTION 8.14.                                   Headings.  The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 8.15.                                   Force Majeure.  No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement if such inability to perform is caused by, circumstances reasonably beyond a party’s control, such as natural disasters, fire, floods, third party strikes, failure of public utilities or telecommunications infrastructure or any other causes reasonably beyond its control.

SECTION 8.16.                                   Consequential Damages.  Notwithstanding anything to the contrary in this Agreement, in no event shall the QI or any director, officer, employee, member, shareholder or agent of the QI be liable for, and each Legal Entity releases the QI and each director, officer, employee, member, shareholder or agent of the QI from, any and all liability for special, indirect, incidental or consequential damages of any kind whatsoever (including lost profits) even if the QI or any director, officer, employee, member, shareholder or agent of the QI is advised of such loss or damage and regardless of the form of action.  The aforesaid is not intended to and shall in no way diminish or bar Hertz’s obligation to indemnify the QI Indemnitees for third party claims for such damages.

SECTION 8.17.                                   Investment Losses.  In no event shall the QI be liable for, and each Legal Entity hereby releases the QI from, any and all liability from any damages resulting from, any loss of principal, interest or other earnings that may be incurred as a result of the investment of any funds or in redeeming any investment held by the QI in any Account pursuant to the terms of this Agreement or the Escrow Agreement.

SECTION 8.18.                                   Treasury Regulations Disclosure Requirements.  Each Legal Entity represents that it does not intend to treat any transaction contemplated by this Agreement as a reportable transaction within the meaning of Section 1.6011-4 of the Treasury Regulations, and without limiting the foregoing, will fully comply with the filing and reporting requirements applicable to like-kind exchanges, including any requirement in any applicable regulations or forms.  In the event that any Legal Entity determines to take any action inconsistent with such intention, such Legal Entity will promptly notify the QI, and each Legal Entity acknowledges that in this event any other party to this Agreement may treat the transaction as subject to Section 301.6112-1 of the Treasury Regulations, and maintain the investor list and other records required by such Treasury Regulation.

SECTION 8.19.                                   No Petitions.  (a) Each Legal Entity hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all of the Indenture Notes and all obligations of Hertz and any other borrower under the Sidecar Credit Agreement and the other Sidecar Loan Documents, it will not institute against, or join with, encourage or cooperate with any other Person in instituting against, the QI, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  In the event that any Legal Entity takes action in violation of this Section 8.19(a), the QI agrees, for the benefit of the HVF Secured Parties and the secured parties under the Collateral Agency Agreement with respect to the obligations of Hertz and any other borrowers under the Sidecar Credit Agreement, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any Legal Entity against the QI or the commencement of such action and raise the defense that such Legal Entity has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.

(b)                                 The QI hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all of the Indenture Notes, it will not institute against, or join with, encourage or cooperate with any other Person in instituting against, HVF, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  In the event that the QI takes action in violation of this Section 8.19(b), HVF agrees, for the benefit of the HVF Secured Parties, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the QI against HVF or the commencement of such action and raise the defense that the QI has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert.

(c)                                  The provisions of this Section 8.19 shall survive the termination of this Agreement.

SECTION 8.20.                                   Servicer Capacities.  The parties to this Agreement acknowledge and agree that Hertz acts as Collateral Servicer pursuant to the Collateral Agency Agreement, as servicer pursuant to each Lease and each Segregated Series Lease, and, in such capacities, as the agent of HVF, HGI and/or HCS, for purposes of performing certain duties of HVF, HGI and/or HCS under this Agreement.  The parties to this Agreement acknowledge and agree that Hertz, in such capacities, may take any action to be taken by HVF, HGI and/or HCS under this Agreement, subject to the assignment of HVF’s, HGI’s and/or HCS’s interest hereunder to the Collateral Agent.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE HERTZ CORPORATION

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

HERTZ VEHICLE FINANCING LLC

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

HERTZ GENERAL INTEREST LLC

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

HERTZ CAR SALES LLC

By:	/s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED MASTER EXCHANGE AGREEMENT]

HERTZ CAR EXCHANGE INC.

By:	/s/ Christina Van Ryzin
Name: Christina Van Ryzin
Title: Director

By:	/s/ Aldrin M.F. Bayne
Name: Aldrin M.F. Bayne
Title: Vice President

DB SERVICES AMERICAS, INC.

By:	/s/ Angeline L. Patrick
Name: Angeline L. Patrick
Title: Secretary

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED MASTER EXCHANGE AGREEMENT]

EXHIBIT A

FORM OF ACCESSION AGREEMENT

This ACCESSION AGREEMENT (as may be amended, restated or otherwise modified in accordance with the terms hereof, this “Agreement”), is entered into as of [•], by and among [•] (the “New Owner”), HERTZ CAR EXCHANGE INC., a Delaware corporation (the “QI”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), HERTZ VEHICLE FINANCING LLC, a Delaware limited liability company (“HVF”), HERTZ GENERAL INTEREST LLC, a Delaware limited liability company (“HGI”) and HERTZ CAR SALES LLC, a Delaware limited liability company (“HCS”).

Reference is made to the Fourth Amended and Restated Master Exchange Agreement dated as of June 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Master Exchange Agreement”), among the QI, Hertz, HVF, HGI, HCS and DB Services Americas, Inc.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Master Exchange Agreement.

A QI Sale pursuant to which the New Owner has purchased all of the capital stock of the QI from Owner in accordance Sections 6.10(a) and (b) of the Master Exchange Agreement has occurred prior to or will occur contemporaneously with the execution of this Agreement.

Section 6.10(d) of the Master Exchange Agreement provides that upon the consummation of a QI Sale, the rights, duties and obligations of the transferring Owner shall be assigned and delegated to the new Owner and the new Owner shall become a party to the Master Exchange Agreement pursuant to an agreement in the form of this Agreement.  Accordingly, the parties hereto agree as follows:

SECTION 1.                            The New Owner by its signature below hereby accedes to the Master Exchange Agreement and shall hereafter have the rights, duties and obligations of the Owner with the same force and effect as if it had executed and delivered counterparts thereof and agrees to all the terms and provisions of the Master Exchange Agreement applicable to it as the Owner.  The New Owner hereby represents and warrants that the representations and warranties made by it as the Owner under the Master Exchange Agreement are true and correct on and as of the date hereof.

SECTION 2.                            Counterparts.  This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts when taken together will constitute but one and the same instrument.  The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed and delivered by each other party hereto.  It will not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterparts

SECTION 3.                            The Master Exchange Agreement shall remain in full force and effect.

SECTION 4.                            GOVERNING LAW.  THIS AGREEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS,

RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.  VENUE SHALL BE IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF NEW YORK.

SECTION 5.                            Notice.  All communications and notices hereunder shall be in writing and given as provided in Section 8.02 of the Master Exchange Agreement, provided that notices to the New Owner shall be given to the following address: [•]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[NEW OWNER],

by

Name:
Title:

THE HERTZ CORPORATION,

by

Name:
Title:

HERTZ VEHICLE FINANCING LLC,

by

Name:
Title:

HERTZ GENERAL INTEREST LLC,

by

Name:
Title:

HERTZ CAR SALES LLC,

by

Name:
Title:

HERTZ CAR EXCHANGE INC.,

by

Name:
Title: